AGREEMENT AND PLAN OF MERGER

         This Agreement is made and entered into effective as of July 3, 1996 by and among The Standish Care Company, a Delaware corporation ("Standish"), each of the corporations listed on Schedule I hereto (each of which is referred to herein as an "Acquisition Corporation") which have joined herein by executing this Agreement and each of the corporations listed on Schedule II hereto (each of which is referred to herein as a "CareMatrix Corporation" and all of which are collectively referred to as "CareMatrix").

                                   BACKGROUND

         A. Standish is engaged in the business of providing long term care services through the operation and management of assisted living communities throughout the eastern United States. CareMatrix is also engaged in the business of providing long term care services through the operation and management of assisted living communities.

         B. Each Acquisition Corporation is a wholly-owned subsidiary of Standish.

         C. CareMatrix and Standish have determined that it is in the best interests of each to effect a merger of each Acquisition Corporation with and into a specified CareMatrix Corporation as set forth in Schedule III hereto (the "Merger") as provided in this Agreement.

         D. Pursuant to the Merger, the holders of shares of common stock, par value $.01 per share, of each CareMatrix Corporation (the "CareMatrix Common Stock") will receive shares of common stock of Standish in the manner set forth in Article I of this Agreement and upon the terms and conditions otherwise set forth in this Agreement.

         E. The Merger is fair and in the best interests of the stockholders of the respective corporations.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   THE MERGER

                 1.1 Execution, Filing and Effective Time. On the Closing Date (as hereinafter defined) and subject to the terms and conditions hereinafter set forth, the parties hereto agree to cause the Merger to be consummated by filing with the Delaware Secretary of State Certificates of Merger (the "Certificates of Merger") in the forms set forth in Exhibit 1.1 hereto, duly executed and acknowledged, and taking all such further actions as may be required by law to make the Merger effective. The Merger shall become effective when the Certificates of Merger are so filed in accordance with the Delaware General



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Corporation Law (the "Delaware Law"), and the time at which the Merger becomes effective is referred to herein as the "Effective Time."

                 1.2 Constituent and Surviving Corporations; Effect of Merger. The CareMatrix Corporations and the Acquisition Corporations shall be the constituent corporations in the Merger, and the CareMatrix Corporations shall be the surviving corporations in the Merger (in such capacity, the CareMatrix Corporations are sometimes hereinafter referred to as the "Surviving Corporations"). At the Effective Time, the Merger shall have the effect set forth in Section 259 of the Delaware Law.

                 1.3 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificates of Incorporation of the CareMatrix Corporations shall be the Certificates of Incorporation of the Surviving Corporations and the By-laws of the CareMatrix Corporations as in effect at the Effective Time shall be the By-laws of the Surviving Corporations.

         At the Effective Time, the Restated Certificate of Incorporation of Standish shall be amended solely to increase to 75,000,000 the number of authorized shares of Standish Common Stock and to change the name of Standish to CareMatrix Corporation (the "Standish Certificate Amendment"). At the Effective Time, the By-Laws of Standish shall be the current By-Laws of Standish amended solely to authorize the positions created pursuant to Section 1.4(a) hereof (the "Standish By-Laws Amendment").

                 1.4 Officers and Boards of Directors. At the Effective Time:

                         (a) the Chairman, the President and Chief Operating Officer and the Treasurer and Chief Financial Officer of Standish shall resign or be removed, new positions of Chief Executive Officer and Senior Vice President of Finance, respectively, shall be created in accordance with the Standish By-Laws Amendment and, concurrently therewith, the following persons shall be elected or appointed to the position listed opposite his name:

                        Abraham D. Gosman   -   Chairman, Board of Directors
                        Michael J. Doyle    -   Chief Executive Officer
                        Andrew D. Gosman    -   President
                        Kenneth M. Miles    -   Senior Vice President of Finance

         The Chief Financial Officer shall be designated by the foregoing Chief Executive Officer and President.

                         (b) except as set forth in this subsection, each of the members of the Board of Directors of Standish shall resign or be removed and, concurrently therewith, the following persons shall be appointed to the Board of Directors:

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                                Abraham D. Gosman
                                Michael J. Doyle
                                Andrew D. Gosman

                  In addition, four outside directors shall be appointed by the foregoing Board of Directors to fill the vacancies created by resignation or removal of the aforementioned directors.

                         (c) At the Effective Time, the following persons shall be appointed to the position with respect to the CareMatrix Corporations set forth opposite his name:

               Michael M. Gosman   -- Executive Vice President
               Joel A. Kanter      -- Executive Vice President
               James M. Clary, III -- General Counsel, Executive Vice President
                                      and Secretary
               Michael J. Zaccaro  -- Senior Vice President
               Jonathan R. Banton  -- Senior Vice President
               Kevin J. Maley      -- Senior Vice President

                 1.5 Conversion of Stock and Other Securities of the Constituent Corporations.

                  (a) The shares of Common Stock of the CareMatrix Corporations issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive an aggregate of fifty million (50,000,000) newly issued, fully paid, and non-assessable shares of common stock, par value $.01 per share, of Standish ("Standish Common Stock") allocated as set forth on Exhibit 1.5(a), upon surrender of the certificates formerly representing shares of CareMatrix Common Stock.

                  (b) Each share of common stock of an Acquisition Corporation outstanding immediately prior to the Effective Time shall, on such date, by virtue of the Merger and without any action on the part of any holder thereof, be cancelled and each Surviving Corporation shall issue one (1) share of its common stock to Standish.

                  (c) No fractional shares of Standish Common Stock shall be issued. Instead, stockholders of CareMatrix whose conversion of CareMatrix Common Stock results in more or less than one whole share of Standish Common Stock will have their shares rounded to the nearest whole number. The shares of Standish Common

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         Stock issuable in exchange for each share of CareMatrix Common Stock are referred to herein as the "Merger Consideration."

                  (d) All shares issued to the stockholders of CareMatrix representing the Merger Consideration shall be registered on a Form S-4 Registration Statement (the "Form S-4 Registration Statement") to be filed by Standish with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Form S-4 Registration Statement shall also register for resale the shares of Standish Common Stock issued to the affiliates of CareMatrix listed on Exhibit 1.5(d) at the Effective Time of the Merger. Standish shall cause the Form S-4 Registration Statement to be declared effective at the earliest practicable date and to continue to be effective and usable for their intended purposes for as long as any Standish Common Stock continues to be held by any of the foregoing affiliates and such shares are restricted securities and therefore required under the federal securities laws to be resold under Rule 145 promulgated under the Securities Act or through an effective registration statement under applicable Commission regulations. Notwithstanding the foregoing, Standish is allowed to let the Form S-4 Registration Statement be "stale", or unusable, for up to one hundred twenty (120) consecutive days at a time, but no more than one hundred eighty (180) total days in any successive twelve month period, if the reason for such unusability is an announced acquisition, disposition or other event which would require a post-effective amendment or a supplement to an existing registration statement under Commission regulations or any other occurrence which under Commission regulations causes the Form S-4 Registration Statement to be unusable. If the Form S-4 Registration Statement becomes stale or unusable, Standish shall use its best efforts to file a post-effective amendment at the earliest practicable date so that the Form S-4 Registration Statement will be usable.

                  (e) Each share of CareMatrix Common Stock held in the treasury of any of the CareMatrix Corporations immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist and no payment shall be made with respect thereto.

                 1.6 Exchange Agent. Prior to the Effective Time, CareMatrix and Standish shall appoint American Securities Transfer, Incorporated, Standish's transfer agent, or such other mutually acceptable bank or trust company as agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of CareMatrix Common Stock outstanding immediately prior to the Effective Time for the Merger Consideration.


                                                         4

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                 1.7 Exchange of Stock Certificates.

                  (a) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of a CareMatrix Corporation, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of CareMatrix Common Stock (the "Certificates") a form letter of transmittal and instructions advising such holder of the relevant terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent such Certificates for exchange for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the Merger Consideration multiplied by the number of shares of CareMatrix Common Stock represented by such Certificate and such surrendered Certificate shall then be cancelled. Until surrendered in accordance with the provisions of this Section 1.7, each Certificate shall represent for all purposes the right to receive Merger Consideration multiplied by the number of shares of CareMatrix Common Stock represented by such Certificate.

                  (b) At and after the Effective Time there shall be no transfers of shares of CareMatrix Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of any CareMatrix Corporation. If, after the Effective Time, Certificates are presented to CareMatrix or the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration multiplied by the number of shares of CareMatrix Common Stock represented by such Certificates as provided in this Article I. At the close of business on the day prior to the Effective Time the stock ledger of each CareMatrix Corporation shall be closed.

                  (c) From and after the Effective Time, holders of Certificates formerly evidencing shares of CareMatrix Common Stock shall cease to have any rights as stockholders of CareMatrix, except as provided herein or by law. Notwithstanding the foregoing in this Section 1.7, neither the Surviving Corporations nor Standish shall be liable to any holder of shares of CareMatrix Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 1.8 Dissenting Shares. Notwithstanding the provisions of
Section 1.5(a), no share of CareMatrix Common Stock outstanding immediately prior to the Effective Time that is held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal under the Delaware Law. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares shall be treated as though they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest. On or before the SEC Filing Date, the Merger shall have been approved by the stockholders of CareMatrix, and the holders of no more than five percent (5%) of the CareMatrix shares shall have demanded appraisal rights in accordance with Delaware law.

                 1.9 Updated CareMatrix Financial Statements. As soon as reasonably practicable, but in no event later than 25 days following the date of this Agreement, CareMatrix shall prepare, with the assistance and cooperation of Standish, and deliver to Standish a combined unaudited balance sheet of CareMatrix as of June 30, 1996 (the "June 30 CareMatrix Balance Sheet") and related statements of operations and retained earnings and cash flows for the three and six month periods then ended, (the "June 30 CareMatrix Financial Statements") together with a combined unaudited pro forma balance sheet (as of June 30, 1996) and income statement (for the six months ended June 30, 1996). Within 35 days following the date of this Agreement CareMatrix shall deliver to Standish a letter (the "Procedures Letter") relating to the June 30 CareMatrix Balance Sheet and the June 30 CareMatrix Financial Statements from Coopers & Lybrand L.L.P. ("C&L"), CareMatrix' independent public accountants, in form and substance agreed upon by C&L and Standish, covering agreed upon procedures meeting the requirements of SAS 71.

                                   ARTICLE II
                                     CLOSING

                 2.1 The Closing Date. Subject to the satisfaction or waiver of each of the conditions contained in Articles IX and X of this Agreement, the closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts at 10:00 a.m. on a date agreeable to the parties within five (5) business days after the satisfaction or waiver of all conditions to Closing set forth in Articles IX and X, or on such other date or at such other location or time as may be agreed upon by the parties (such date and time being called the "Closing Date"), but in no event later than the Termination Date (as defined in Section 12.1(c)).

                 2.2 The Closing. At the Closing, the CareMatrix Corporations, Standish and the Acquisition Corporations shall each deliver to each other such certificates, instruments, documents and opinions as are set forth in Articles IX and X, each of which shall be fully executed and completed, as appropriate.

                 2.3 Filing Certificate of Merger. Contemporaneous with the Closing, the duly executed Certificates of Merger shall be filed with the Delaware Secretary of State.



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                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF STANDISH

         Standish represents and warrants to CareMatrix as follows:

                  3.1 Organization and Qualification. Standish is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Standish is qualified as a foreign corporation in each jurisdiction where it is required to be so qualified.

                  3.2 The Subsidiaries of Standish. Schedule 3.2 of the separate Disclosure Schedule to be delivered by Standish to, and approved by, CareMatrix on or before July 9, 1996 (the "Standish Disclosure Schedule") sets forth correctly the name, jurisdiction of organization, states in which it is qualified to do business, activities and ownership control of each entity in which Standish, directly or indirectly, owns any interest (individually, a "Standish Subsidiary," and collectively, the "Standish Subsidiaries"). Except as shown on Schedule 3.2(a) of the Standish Disclosure Schedule, each Standish Subsidiary is qualified to do business as a foreign entity in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not, individually or in the aggregate, cause a Material Adverse Change (as hereinafter defined) with respect to Standish. All issued and outstanding shares or other ownership interests of the Standish Subsidiaries are duly authorized, validly issued, fully-paid and nonassessable and, except as set forth on Schedule 3.2 (a) of the Standish Disclosure Schedule, Standish or a Standish Subsidiary is the sole owner of all such issued and outstanding shares or other ownership interests. Except as shown on Schedule 3.2(b) of the Standish Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require any Standish Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock, partnership interests or other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Standish Subsidiaries. Except as shown on Schedule 3.2(c) of the Standish Disclosure Schedule, there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting or ownership of the capital stock or partnership interests of the Standish Subsidiaries. Except as set forth on Schedule 3.2 of the Standish Disclosure Schedule, Standish does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, joint venture, trust or other business association other than the Standish Subsidiaries.

                  3.3 Capitalization. The authorized capital stock of Standish consists of: 30,000,000 shares of Standish Common Stock, $.01 par value, of which 3,609,453 shares are outstanding; and 999,568 shares of Preferred Stock, par value $.01 per share, of which 875,000 have been designated Series A Cumulative Preferred Stock (the "Standish Preferred

Stock") of which 56,000 shares are outstanding. At the Closing Date, the authorized capital stock of Standish shall consist of 75,000,000 shares of Common Stock, and there shall be no more than 5,500,000 shares of Standish Common Stock issued and outstanding, including all shares issued between the date hereof and the Closing Date upon the exercise of options, warrants and other similar rights. All of the outstanding shares of Standish Common Stock have been validly issued and are fully-paid and nonassessable. Except as set forth in Schedule 3.3 (a) of the Standish Disclosure Schedule, there are outstanding no options, warrants, rights, or other agreements or commitments obligating Standish to issue or sell shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock. Standish has no obligation to register any shares of Standish Common Stock under the Securities Act. Except as shown on Schedule 3.3(c) of the Standish Disclosure Schedule, Standish is not obligated directly, indirectly or contingently to purchase or redeem any shares of Standish Common Stock.

                  3.4 Corporate Power and Authority. Standish and the Standish Subsidiaries have full corporate or partnership power and authority to carry on their businesses as now being conducted in the jurisdictions where such businesses are now conducted and to own, operate and lease the Standish Properties. This Agreement, the Merger and the other transactions contemplated hereby have been duly and unanimously approved by the Board of Directors of Standish, subject to the approval of the Agreement and the Merger and the Standish Certificate Amendment by the stockholders of Standish. Standish has full corporate power and authority to enter into this Agreement and, subject to the approval of the Agreement and the Merger and the Standish Certificate Amendment by the stockholders of Standish, to consummate the Merger and the other transactions contemplated hereby, and this Agreement and each of the other agreements to be executed and delivered by Standish in connection herewith constitute the legal, valid and binding obligations of Standish enforceable against it in accordance with their respective terms.

                  3.5 No Violation. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby and the consummation of the Merger and the other transactions contemplated hereby, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof, except as set forth in Schedule 3.5 of the Standish Disclosure Schedule, will (i) violate, conflict with or result in any breach of any trust agreement, charter document, by-law, judgment, decree, order, statute or regulation applicable to Standish or any Standish Subsidiary, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than filing the Certificate of Merger and the Standish Certificate Amendment with the Delaware Secretary of State), (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any obligation of Standish or any Standish Subsidiary or increase or otherwise affect the obligations of Standish or any Standish Subsidiary under any law, rule, regulation or any

                                                         8

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judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to Standish or any Standish Subsidiary or to Standish's ability to consummate the Merger and the other transactions contemplated hereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents, in form and substance satisfactory to CareMatrix, have been or will be obtained in writing and provided to CareMatrix at or prior to the Closing, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Standish or any Standish Subsidiary or (v) result in the creation of any liability, claim, assessment, security interest, lien, restriction, encumbrance, or right, title or interest in others (collectively, a "Claim") upon or against the properties of Standish or any Standish Subsidiary.

                  3.6 SEC Documents. Standish has delivered to CareMatrix a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Commission (as any such documents have since the time of their filing been amended, the "SEC Documents") since January 1, 1993, which are all the documents (other than preliminary material) that it was required to file with the Commission since such date. As of their respective dates, the SEC Documents complied with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements, contracts and other documents required to be filed as exhibits to any of the SEC Documents have been so filed. Since January 1, 1993 Standish has timely filed all reports, registration statements and other filings required to be filed with the Commission under the rules and regulations of the Commission.

                  3.7 Financial Statements. The financial statements of Standish included within the SEC Documents (the "Standish Financial Statements") fairly present the financial position of Standish and the Standish Subsidiaries as of their respective dates and accurately set forth the results of operations for the periods presented therein, as the case may be, all in conformity with generally accepted accounting principles ("GAAP") and the applicable accounting requirements of the Commission (with respect to financial statements filed with the Commission), consistently applied, of Standish and the Standish Subsidiaries, except as otherwise noted therein. Any financial statements prepared by Standish after the March 31, 1996 quarterly financial statements will be prepared in accordance with GAAP and the applicable accounting requirements of the Commission (with respect to any financial statements filed with the Commission), consistently applied, and will fairly present the financial position as of their respective dates and accurately set forth the results of operations for the periods presented therein, of Standish and the Standish Subsidiaries, except as otherwise noted therein.

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                  3.8 Absence of Undisclosed Liabilities. Except as set forth or reserved against in the balance sheet (the "Balance Sheet") as of March 31, 1996 (the "March Balance Sheet Date") included in the Financial Statements or disclosed in the notes thereto, Standish (i) did not have as of the March
Balance Sheet Date any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the March Balance Sheet Date, which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, and (ii) except as shown on Schedule 3.8 of the Standish Disclosure Schedule has not incurred since the March Balance Sheet Date any such liability or obligation except in the ordinary course of business.

                  3.9 Conduct of Business Since the March Balance Sheet Date. Since the March Balance Sheet Date, except as set forth on Schedule 3.9 of the Standish Disclosure Schedule, there has been no Material Adverse Change (as hereinafter defined) with respect to Standish, and no such Material Adverse Change is threatened, contemplated or anticipated. As used herein, the term "Material Adverse Change" shall mean, (i) with respect to Standish, (a) a material adverse change in the Financial Condition (as hereinafter defined) of Standish and the Standish Subsidiaries or (b) a material adverse change in the business or prospects of Standish and the Standish Subsidiaries taken as a whole; (ii) with respect to CareMatrix, (a) a material adverse change in the Financial Condition (as defined in Section 4.8 hereof) of the CareMatrix Corporations taken as a whole or (b) a material adverse change in the results of operations, assets, liabilities, business or prospects of the CareMatrix Corporations taken as a whole and (iii) with respect to any other person or entity, a material adverse change in the Financial Condition, results of operations, assets, liabilities, business or prospects of such person or entity. As used in this Section 3.9, "material adverse change in the Financial Condition" of Standish and the Standish Subsidiaries shall mean a reduction of more than $2,000,000 in the Net Working Capital (Deficit) (as hereinafter defined) of Standish from the Net Working Capital (Deficit) as of the March Balance Sheet Date to the Net Working Capital (Deficit) as of the last day of the calendar month immediately preceding the Closing Date (the "Final Net Working Capital (Deficit)"), as shown on a balance sheet prepared by Standish (the "Determination Balance Sheet"). The term "Net Working Capital (Deficit)" shall mean, with reference to Standish's existing balance sheet classifications, the difference between (a) "Total current assets" as reduced by "Due from related parties" and (b) "Total current liabilities," as reduced by "Current portion of long-term debt". For purposes of the foregoing calculation, the following shall be excluded from the determination of Final Net Working Capital: any proceeds from the exercise of stock options after the March Balance Sheet Date. Standish shall not change the classification of any items shown on the Balance Sheet in its preparation of the Determination Balance Sheet, and the Determination Balance Sheet shall include all of the expenses and fees incurred and reasonably anticipated to be incurred by Standish in connection with the Merger. The determination of Final Net Working Capital (Deficit) shall be made in accordance with GAAP, consistently applied.

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




         Since the March Balance Sheet Date, except as set forth on Schedule 3.9 of the Standish Disclosure Schedule, neither Standish nor any Standish Subsidiary has taken or agreed to take any action that would obligate Standish or any Standish Subsidiary to have:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) entered into or agreed to enter into any transaction, agreement or commitment, or suffered the occurrence of any event or events (i) that has interfered or is reasonably likely to interfere with the normal and usual operations of the business of Standish or any Standish Subsidiary or (ii) that, singly or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Change with respect to Standish;

                  (c) incurred or increased any indebtedness for borrowed money or any capital lease obligations other than to CareMatrix, or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any individual, partnership, firm or corporation;

                  (d) except in connection with a loan from CareMatrix to Standish, mortgaged, pledged, or otherwise encumbered, or, other than in the ordinary course of business, sold, transferred or otherwise disposed of, any of the properties or assets of Standish or any Standish Subsidiary, including any cancelled, released, hypothecated or assigned indebtedness owed to Standish or any Standish Subsidiary, or any claims held by Standish or any Standish Subsidiary;

                  (e) made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation;

                  (f) declared, set aside, or paid any dividend or other distribution (whether in cash, stock or property, or any combination thereof) in respect of the capital stock of Standish, or redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of Standish;

                  (g) paid any long-term liability, otherwise than in accordance with its terms;


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




                  (h) paid any bonus compensation to any officer, director, stockholder or employee of Standish or any Standish Subsidiary or otherwise increased the compensation paid or payable to any of the foregoing, except as contemplated pursuant to this Agreement;

                  (i) sold, assigned or transferred any patents, trademarks, trade names, logos, copyrights, formulae or other intangible assets;

                  (j) contracted with or committed to any third party (i) to sell any capital stock of Standish, (ii) to sell any assets of Standish or any Standish Subsidiary other than in the ordinary course of business, (iii) to effect any merger, consolidation or other reorganization of Standish or any Standish Subsidiary, or (iv) to enter into any agreement with respect thereto; or

                  (k) paid any expenses or fees of counsel, accountants or consultants for services in preparation for or in connection with this Agreement or the transactions contemplated hereunder in excess of $650,000.

                  3.10 Tangible Properties. Schedule 3.10(a) of the Standish Disclosure Schedule contains a true and complete list showing the remaining balance of the capitalized value of furniture, fixtures and equipment owned or leased by Standish or the Standish Subsidiaries, which had an individual value of $500 or more when purchased or leased ("Furniture, Fixtures and Equipment"). In addition to the Furniture, Fixtures and Equipment, Standish and the Standish Subsidiaries own or lease miscellaneous other fixed assets, fixtures, furnishings, furniture, office supplies, computer hardware, and software, tools, machinery, equipment, spare parts and other tangible property, which had an individual value of less than $500 when leased or purchased (the "Standish Miscellaneous Personal Property", and collectively with the Furniture, Fixtures and Equipment, the "Standish Tangible Personal Property"). Except as listed on
Schedule 3.10 (b) of the Standish Disclosure Schedule with respect to leased Standish Tangible Personal Property, Standish and the Standish Subsidiaries have good and marketable title free and clear of all Claims to the Standish Tangible Personal Property owned by Standish or any Standish Subsidiary. With respect to any Standish Tangible Personal Property leased by Standish or any Standish Subsidiary, all leases, conditional sale contracts, franchises or licenses pursuant to which Standish or any Standish Subsidiary may hold or use (or permit others to hold or use) such Standish Tangible Personal Property are valid and in full force and effect, and, except as set forth in Schedule 3.10(c) of the Standish Disclosure Schedule, there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default; and Standish's or any Standish Subsidiary's possession and use of such property has not been disturbed and no claim has been asserted against Standish or any Standish Subsidiary adverse to their rights in such leasehold interests. All Standish Tangible Personal Property is adequate and usable for the purposes for which it is currently used and each item of Standish Tangible Personal Property, whether owned or leased, is in good operating condition, reasonable wear and tear excepted, and has been properly maintained and repaired. The Standish Tangible Personal Property comprises all the equipment necessary for the continuing operation of the Standish Improvements (as hereinafter defined) in the manner in which they have been operated to date.

                  3.11 Real Property.

         (a) All real property owned or leased by Standish or any Standish Subsidiary (the "Standish Properties"), together with the improvements thereon (the "Standish Improvements") is described in Schedule 3.11(a) of the Standish Disclosure Schedule. Locations of real property owned by Standish or any Standish Subsidiary are hereby referred to as "Standish Owned Locations."
Schedule 3.11(a) of the Standish Disclosure Schedule includes a materially accurate summary reflecting the location, land acreage, brief history, services and maximum legal unit and bed capacities of each of the Standish Properties.
Schedule 3.11(a) sets forth a list of all real property subject to purchase options in favor of Standish (such purchase options are herein referred to as the "Standish Purchase Options", and such locations are herein referred to as the "Standish Option Locations"). Where the term "Standish Properties" is used in these representations and warranties, the same shall, unless the context otherwise requires, include all of the locations referred to as Standish Option Locations.


         (b) The descriptive information concerning the Standish Properties set forth in Schedule 3.11(a) of the Standish Disclosure Schedule is true, accurate and complete in all material respects. Except as shown on Schedule 3.11(a) of the Standish Disclosure Schedule, Standish and the Standish Subsidiaries do not own or lease or have any rights or interest in any other real property other than the Standish Properties. Where the term "Standish Properties" is used in these representations and warranties, the same shall mean all of the properties and interests constituting the Standish Properties and each individual property or interest.

         (c) As set forth on Schedule 3.11(c), Standish or the applicable Standish Subsidiary is the legal fee simple or leasehold titleholder of the Standish Properties and has good, marketable and insurable (at normal rates) title to the Standish Properties free and clear of all mortgages and security interests, Standish Tenant Leases (as hereinafter defined), licenses, claims, options, options to purchase, liens, covenants, conditions, restrictions, rights-of-way, easements, judgments, encumbrances and other matters affecting title to the Standish Properties, except for those identified on Schedule 3.11(c) of the Standish Disclosure Schedule (the "Standish Permitted Encumbrances"). Each survey of the Standish Properties heretofore delivered to CareMatrix and listed on Schedule 3.11(c) is current, complete, accurate, true and correct except as otherwise set forth on said
Schedule 3.11(c). True, accurate and complete copies of those title insurance policies relative to the Standish Properties and the Standish Permitted Encumbrances, which policies are as described or referred to in Schedule 3.11(c) of the Standish Disclosure Schedule, have been delivered by Standish to CareMatrix, and a list thereof is set forth on Schedule 3.11(c). Except as set forth in Schedule 3.11(c) of the Standish Disclosure Schedule, there is no pending litigation or dispute or, to the best of Standish's knowledge, basis for dispute concerning the location of the lines and corners of the boundaries of the lots constituting the Standish Properties. None of the Standish Permitted Encumbrances has or is likely to have a material adverse impact upon, nor interfere with or impede, in any material respect, the conduct of the business of the Standish Properties as currently conducted. Except as set forth in
Schedule 3.11(c) of the Standish Disclosure Schedule, none of the Standish Improvements (i) encroaches onto adjoining lands or (ii) encroaches on or over any easements or rights of way included in the Standish Permitted Encumbrances or (iii) violates any building setback lines on a plat of subdivision or filed in the public records, in each case in a manner that adversely effects the value of any Standish Property. There are no encroachments onto the Standish Properties of any building, structure, or other improvement located on adjoining property.

         (d) Listed on Schedule 3.11(d) of the Standish Disclosure Schedule are all of the leases, including all amendments and modifications thereto and any letter agreements, memoranda of leases, notices of lease, nondisturbance agreements pertaining thereto, pursuant to which Standish or the Standish Subsidiaries occupy all or any portion of the locations constituting the Standish Properties (such leases are herein referred to as the "Standish Occupancy Leases", and such locations are herein referred to as the "Standish Leased Locations"). The rent, term, extension options, additional charges and other material terms set forth for each of the Standish Leased Locations are set forth on Schedule 3.11(d) of the Standish Disclosure Schedule. There is no default by either the respective landlord or Standish (or the applicable Standish Subsidiary) under any of the Standish Occupancy Leases or by the respective landlord under any financing documents relating to any Standish Property which is the subject of a Standish Occupancy Lease, either asserted by written notice or known to Standish, nor, to the best of Standish's knowledge, any condition which, with the giving of notice or the lapse of time, or both, would constitute a payment default or other material default, and there are no monetary obligations of Standish or any Standish Subsidiary under any Standish Occupancy Lease or such financing documents which are, as of the date hereof, due and unpaid. Standish and the Standish Subsidiaries have posted security deposits for the performance of their obligations under the Standish Occupancy Leases, as set forth on Schedule 3.11(d) of the Standish Disclosure Schedule, and there are no claims or charges against such security deposits which have been or, to the best of Standish's knowledge, may be asserted.

         (e) There are no leases, subleases, tenancies, licenses, occupancy agreements or other agreements pursuant to which parties other than Standish or the Standish Subsidiaries hold rights to use or occupy all or any portion of the Standish Properties (such leases, subleases, tenancies, licenses, occupancy agreements and other agreements are herein referred to as the "Standish Tenant Leases").

         (f) Neither Standish nor any Standish Subsidiary is in default, nor do any circumstances exist which, with notice or the passage of time, or both, would give rise to a default under any of the documents, recorded or unrecorded, relating to the Standish Properties or with respect to any contractual obligations that would have a material adverse effect on the Standish Properties.

         (g) Schedule 3.11(g) of the Standish Disclosure Schedule is a true and complete schedule of all contractual obligations that involve payments or receipts by Standish or the Standish Subsidiaries of more than $5,000 in any single case, relative to the ongoing construction, maintenance, security, or operations of the Standish Properties excluding, however, warranties and guaranties, showing as to each of the contractual obligations: (i) date of the contractual obligation and each amendment thereof; (ii) name of vendor; (iii) type of service; (iv) termination date of the contractual obligation; (v) the basis for calculating amounts to become due thereunder; and (vi) whether and upon what terms either party may terminate such agreement without cause.

         (h) Except as set forth in Schedule 3.11(h) of the Standish Disclosure Schedule, Standish has not been advised of and is not aware of any defect in the condition of the Standish Properties, or any portion thereof, which has not been corrected and which will materially impair the operation of the Standish Properties as presently operated or as proposed to be operated. Standish has not been advised of and is not aware of any material defect in the Standish Improvements, the structural elements thereof, the mechanical systems (including without limitation all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, the roofs or the parking and loading areas. The construction of all of the Standish Improvements has been fully completed, and, except as set forth in Schedule 3.11(h) of the Standish Disclosure Schedule, all sums owing on account thereof have been paid in full.

         (i) All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by Law or necessary for the proper operation of the Standish Properties and the Standish Improvements as they are now being operated are installed and connected to the Standish Improvements pursuant to valid permits, are adequate to service the Standish Improvements and are in good operating condition. To the best of Standish's knowledge, no fact, condition, or proceeding exists which would result in the termination or impairment of the furnishing of services to the Standish Properties of water, sewer, gas, electric, telephone, drainage and other such utility services.

         (j) Except as set forth on Schedule 3.11(j), the Standish Improvements are free from infestation by rodents, termites or other insects or animals.

         (k) To the best of Standish's knowledge, the Standish Improvements were completed and installed in accordance with plans, which were approved by all governmental authorities having jurisdiction thereof. Standish has delivered to CareMatrix true, correct and complete copies of those drawings or plans as are currently in Standish's possession and which depict the Standish Properties and Standish Improvements as built (the "Standish Plans"). There is legal and adequate access to the Standish Properties at all points so identified in the Standish Plans and such access is directly from the Standish Properties onto public ways as so identified, and not by means of any lease, license, easement or other agreement. All Standish Improvements constructed by Standish or any Standish Subsidiary on any portion of the Standish Properties affected by any Standish Occupancy Lease are in accordance with Standish Occupancy Lease requirements.

         (l) Listed on Schedule 3.11(l) of the Standish Disclosure Schedule is a true and complete list of all written warranties and guaranties held by Standish or any Standish Subsidiary with respect to the Standish Properties and the Standish Improvements, including all Standish Tangible Personal Property relating thereto. Expiration dates of each warranty are shown on Schedule 3.11(l).

         (m) There are no pending or, to the best of Standish's knowledge, threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Standish Properties. Neither Standish nor any Standish Subsidiary has received notice from any municipal, state, federal or other governmental authority of violations of any Law issued in respect of the Standish Properties which have not been heretofore corrected, and, to the best of Standish's knowledge, no such violations exist. The Standish Improvements and the present uses are permitted, conforming structures and uses as a matter of right and not pursuant to any "grandfathered" or non-conforming structure or use status or pursuant to any variance, special permit, license or other approval. Standish has not received notice of and is not aware of any plan, study or effort by any governmental agency or authority which would materially adversely affect the present use or zoning of the Standish Properties or which would modify or realign any adjacent street or highway.

         (n) There are presently in effect all licenses, permits, approvals and other authorizations necessary for the current use, occupancy and operation of the Standish Properties. Such licenses, permits, approvals and other authorizations are listed in Schedule 3.11(n) of the Standish Disclosure Schedule hereto. No such license, permit, approval or other authorization (i) contains any restrictions or conditions that would have a material adverse effect on the Standish Properties or (ii) is subject to any "linkage" or similar obligation. All applicable fees currently due and payable with respect thereto have been paid in full (and no fees or other payments with respect thereto shall accrue or become due and payable in the future). All of such licenses, permits, approvals and other authorizations are in full force and effect and shall remain in effect indefinitely subject to the conditions contained therein, without expiration or need of renewal thereof.

         (o) To the best knowledge of Standish, the soil condition of the Standish Owned Locations is such that it will support all of the Standish Improvements thereon for the foreseeable life of such Standish Improvements without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. The Standish Improvements on the Standish Owned Locations, as built, were constructed in a manner compatible with the soil conditions at the time of construction and to the best knowledge of Standish, all necessary excavations, fill, footings, caissons or other installations were provided. Except as set forth in Schedule 3.11(o) of the Standish Disclosure Schedule, none of the Standish Improvements is located in an area designated by the Federal Insurance Administration or any other governmental authority having jurisdiction over the Standish Properties as having special flood or mud slide hazards or being within the 100-year flood plan.

         (p) There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Standish Properties, nor to the best of Standish's knowledge, is any such condemnation or assessment contemplated by any governmental authority.

                  3.12 Licenses and Permits. Schedule 3.12 of the Standish Disclosure Schedule lists all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, held by Standish and each Standish Subsidiary or used in or otherwise necessary for the conduct of the business operations of Standish and the Standish Subsidiaries (the "Standish Business") (collectively, the "Permits") together with any conditions imposed thereon. Standish and the Standish Subsidiaries have complied with all conditions and requirements imposed by the Permits and neither Standish nor any Standish Subsidiary has received any notice of, or has any reason to believe, that any appropriate authority intends to cancel, terminate or suspend any of the Permits or that valid grounds for such cancellation, termination or suspension exist. Except as set forth on Schedule 3.12 of the Standish Disclosure Schedule, no other permits other than the Permits are necessary to operate the Standish Business. Standish and the Standish Subsidiaries own or have the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim. Each Permit is and immediately after the Merger will be valid and in full force and effect and no Permit will be subject to termination or be terminated or adversely affected by the Merger.

                  3.13 Intellectual Property. Standish and the Standish Subsidiaries own, or are licensed or otherwise have the full and unrestricted right to use, all patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes, formulas and techniques used in connection with the operation of the Standish Business (collectively, the "Intellectual Property") and all Intellectual Property is described or listed in Schedule 3.13 of the Standish Disclosure Schedule, except trade secrets which have been separately disclosed to CareMatrix. Neither Standish nor any Standish Subsidiary has granted to any other person any license or other right to use in any manner any of the Intellectual Property, whether or not requiring the payment of royalties. To the best knowledge of Standish (i) no other person has a right or license granted directly or indirectly by or through Standish or any Standish Subsidiary to use any Intellectual Property; (ii) none of the Intellectual Property is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation; and (iii) there are no claims or demands of any other person, and no proceedings have been instituted, or are pending or, to the best knowledge of Standish, threatened, relating to the Intellectual Property.

                  3.14 Outstanding Commitments. Schedule 3.14 of the Standish Disclosure Schedule sets forth a list and description of all existing contracts, agreements, leases and subleases (other than Standish Occupancy Leases and Standish Tenant Leases), commitments, licenses and franchises that involve payments or receipts by Standish or any Standish Subsidiary of more than $5,000 in any single case (collectively, the "Standish Contracts"), whether written or oral, to which Standish or any Standish Subsidiary is a party or which relate to the Standish Business. Standish has delivered or made available to CareMatrix true, correct and complete copies of all written Standish Contracts and Schedule 3.14(a) of the Standish Disclosure Schedule contains an accurate and complete description of all Standish Contracts which are not in writing. All of the Standish Contracts are in full force and effect except as set forth in Schedule 3.14(b) of the Standish Disclosure Schedule. Standish and each Standish Subsidiary which is a party to and each other party to each of the Standish Contracts have performed all the material obligations required to be performed by them to date, and there is not under any of the Standish Contracts any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. Neither Standish nor any Standish Subsidiary has (i) any present expectation or intention of not fully performing all its obligations under each of the Standish Contracts to which it is a party or (ii) except as set forth on Schedule 3.14(b) of the Standish Disclosure Schedule, any knowledge of any breach or anticipated breach by any other party to any of the Standish Contracts. Except as set forth in Schedule 3.14(b) of the Standish Disclosure Schedule, none of the Standish Contracts has been terminated or notice of termination given with respect thereto, no notice has been given by any party thereto of any alleged default thereunder by any party thereto, and neither Standish nor any Standish Subsidiary is aware of any intention or right of any party to any Standish Contract to default another party to any Standish Contract. Except as set forth in Schedule 3.14(b) of the Standish Disclosure Schedule, there exists no actual or, to the best knowledge of Standish, threatened termination, cancellation or limitation of the business relationship of Standish or any Standish Subsidiary with any party to any Standish Contract.

                  3.15 Litigation. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of Standish's knowledge, threatened against or affecting Standish or any Standish Subsidiary (whether or not Standish or any Standish Subsidiary is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) pending or, to the best of Standish's knowledge, threatened arbitration proceeding relating to Standish or any Standish Subsidiary or (iii) governmental inquiry pending or, to the best of Standish's knowledge, threatened against or involving Standish or any Standish Subsidiary, and there is no basis for any of the foregoing. Except for item 5 on Schedule
3.15 of the Standish Disclosure Statement, any potential liability arising from any such action, suit, claim, proceeding or investigation is fully covered by insurance or will not have a material adverse impact on Standish. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, neither Standish nor any Standish Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the prospects, financial condition, operations, property or affairs of the Standish Business. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, there are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitral tribunal against, involving or affecting Standish or any Standish Subsidiary, and there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting Standish or any Standish Subsidiary, their assets or properties, or the Merger or the transactions contemplated hereby. Neither Standish nor any Standish Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, there is no action, suit or proceeding by Standish or any Standish Subsidiary or their affiliates pending or threatened against others. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, none of the following has occurred within five (5) years prior to the date hereof with respect to Standish or any Standish Subsidiary:

                  (a) Neither Standish nor any Standish Subsidiary nor, to their best knowledge, any current employee thereof, has been convicted in a criminal proceeding or has been named or is a subject of a criminal, governmental or other regulatory investigatory proceeding (excluding traffic violations);

                  (b) Neither Standish nor any Standish Subsidiary nor, to their best knowledge, any current employee thereof, has been or is the subject of any order, judgment or decree of any court, governmental agency or other regulatory body permanently or temporarily enjoining, barring, suspending or limiting it or any such person from engaging in any type of business or professional practice or activities; or

                  (c) Neither Standish nor any Standish Subsidiary nor, to their best knowledge, any current employee thereof, has been found by a court of competent jurisdiction in a civil action or by any governmental agency or other regulatory body to have violated any Law.

                  3.16 Compliance with Law. Except as set forth in Schedule 3.16 of the Standish Disclosure Schedule, neither Standish nor any Standish Subsidiary is subject to any judgment, order, writ, injunction or decree and Standish and each Standish Subsidiary have complied with and are not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services, including, without limitation, the Medicare and Medicaid Patient and Program Protection Act of 1987 and the Omnibus Budget Reconciliation Act of 1993. There is no existing law, rule, regulation or order, and Standish is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or materially restrict Standish and the Standish Subsidiaries from, or otherwise materially adversely affect Standish and the Standish Subsidiaries in, conducting the Standish Business.

                  3.17 Labor and Employee Relations. Neither Standish nor any Standish Subsidiary is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and Standish has no knowledge of any attempt to organize any of their employees by any person, unit or group seeking to act as their bargaining agent. Except as set forth in Schedule 3.17 of the Standish Disclosure Schedule, there are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any employee of Standish or any Standish Subsidiary.

                  3.18 Certain Employees. Set forth on Schedule 3.18 is a list of the names of all of the key employees and consultants currently employed by Standish or any Standish Subsidiary in connection with the Standish Business, together with the title or job classification of each such person and his or her current compensation. Except as set forth on Schedule 3.18 of the Standish Disclosure Schedule, none of such persons has (i) an employment agreement or understanding, whether oral or written, with Standish or any Standish Subsidiary which is not terminable on thirty (30) days or less notice by Standish or any Standish Subsidiary without cost or other liability to Standish or any Standish Subsidiary or (ii) a non-competition, non-disclosure and/or non-solicitation agreement or understanding with Standish or any Standish Subsidiary, whether written or oral, and all such employment and other agreements are set forth in
Schedule 3.18 of the Standish Disclosure Schedule hereto. Each person listed on
Schedule 3.18 of the Standish Disclosure Schedule who is required to be licensed by applicable state law in order to perform his or her duties is so licensed. Set forth on Schedule 3.18 of the Standish Disclosure
Schedule is the amount, if any, of any severance liability of Standish or any Standish Subsidiary with respect to each person listed on Schedule 3.18.

                  3.19 Employee Benefits. Set forth on Schedule 3.19 of the Standish Disclosure Schedule is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements, whether formal or informal, oral or written, under which employees of Standish or any Standish Subsidiary may be entitled to benefits or Standish or any Standish Subsidiary may have any liability (collectively, the "Standish Plans"). Through the Closing Date all such Standish Plans shall be maintained by Standish or each Standish Subsidiary in full force and effect. Neither Standish nor any Standish Subsidiary contributes, or has ever been required to contribute, to any plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to any multiemployer plan, as defined in section 3(37) or section 4001(a)(3) of ERISA.

                  Each Standish Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), ERISA and other applicable laws, rules and regulations. Each Standish Plan which is intended to be qualified within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination letter with respect to its qualification and, to the best knowledge of Standish, no event has occurred which would cause the loss of such qualification. Each Standish Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements.

                  With respect to each Standish Plan, no actions, suits or claims (other than claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such actions, suits or claims. Neither Standish, any Standish Subsidiary nor any other party has engaged in a prohibited transaction, as defined under section 4975 of the Code or section 406 of ERISA, with respect to any Standish Plan, and no fiduciary with respect to any Standish Plan has, to the best knowledge of Standish, breached any fiduciary duty to such Standish Plan under Part 4 of Title I of ERISA or other applicable law. No event has occurred and no condition exists that would subject Standish or any Standish Subsidiary to any tax, fine or penalty imposed by the Code, ERISA or other applicable law. All required contributions have been made by Standish to each of the Plans and there is no funding deficiency with respect to any of the Standish Plans. Each Standish Plan may be amended or terminated in accordance with its terms without obligation or liability, other than those obligations and liabilities for which specific assets have been set aside or reserved for on the balance sheet as of the March

Balance Sheet Date included in the Financial Statements of Standish and those obligations and liabilities reflected by the terms of the Standish Plan documents. There are no unfunded obligations under any Standish Plan providing benefits to employees of Standish or any Standish Subsidiary during employment or after termination of their employment.

                  3.20 Insurance. Standish is, and will be through the Closing Date, adequately insured with responsible insurers in respect of their properties, assets and business against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule
3.20 of the Standish Disclosure Schedule correctly describes (by type, carrier, policy number, limits, premium and expiration date) the insurance coverage carried by Standish and the Standish Subsidiaries with respect to the Standish Business, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. Standish and the Standish Subsidiaries (i) have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) have not received notice of cancellation or non-renewal of any such policy or binder, (iii) are not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder and (iv) have not received notice of and are not otherwise aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than forty-five (45) days, or as to which the insurer has disclaimed liability.

                  3.21 Transactions With Affiliates. Except as contemplated by this Agreement and except as set forth in Schedule 3.21 of the Standish Disclosure Schedule and only with respect to transactions giving rise to current or contingent liabilities of Standish or any Standish Subsidiary, no current or former holder of 5% or more of any class of capital stock of Standish or any Standish Subsidiary at the time such transaction was entered into, or any director, officer or employee of Standish or any Standish Subsidiary, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has an interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with Standish or any Standish Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments or involving other obligations to or from such person.

                  3.22 Taxes. Except as set forth in Schedule 3.22 of the Standish Disclosure Schedule, Standish and the Standish Subsidiaries have filed all tax returns and reports required to be filed, including without limitation, returns and estimated returns, with respect to federal, state, foreign and local taxes, and, except as set forth in Schedule 3.22 of the Standish Disclosure Schedule, have paid in full all taxes shown due thereon and all estimated taxes when due (together with all interest, penalties, assessments and deficiencies assessed in connection therewith due through the date hereof). Neither Standish nor any Standish

Subsidiary is required to pay any other taxes except as shown in such tax returns, reports and information filings. All such returns, reports, and information filings required to be filed, including any amendments to date, have been prepared in good faith and without negligence or misrepresentation. Standish and each Standish Subsidiary has either paid or, in accordance with GAAP applied consistently with prior periods, adequately provided for, by reserves or other proper accounting treatment shown in the records and books of account, its liability for all taxes of every kind, including without limitation, its liability for federal, state and municipal income or franchise tax for the current tax year and for all prior years. Standish has no knowledge of any proposed or threatened assessment or reassessment of federal, state or municipal income or franchise taxes. The United States federal income tax returns of Standish have been examined by the Internal Revenue Service for all taxable years through and including the fiscal year ended December 31, 1994. In addition, at the date hereof, Standish and the Standish Subsidiaries have deducted and remitted all withholding tax or source deductions when due to the appropriate governmental authority as required by law or Standish and the Standish Subsidiaries have adequately provided for such deductions by reserves or other proper accounting treatment their books and records of account. Neither Standish nor any Standish Subsidiary (i) has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations with respect to its tax liabilities, (ii) is a "consenting corporation" within the meaning of Section 341(f) of the Code, (iii) has been at any time taxable as other than Subchapter C corporation under the Code or has failed to file all tax returns consistent with this characterization, (iv) has been a member of any consolidated group (other than with Standish and the Standish Subsidiaries) for tax purposes or (v) does not have, or will fail to have, all records and information necessary for the timely and accurate filing of any tax returns due after the date hereof, including any returns due after the Closing Date which relate to the period prior to the Closing Date.

                  3.23 Brokers. No agent, person or firm acting on behalf of Standish and the Standish Subsidiaries or under their authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with the transactions contemplated hereby, except Prager, McCarthy & Sealy and Stonebridge Associates L.L.C. (the "Standish Financial Advisors"), and Standish shall bear sole responsibility for the payment of all fees of the Standish Financial Advisors in connection with the transactions contemplated hereby, which shall not exceed $200,000 plus reasonable out of pocket costs.

                  3.24 Environmental Laws.

         (a) Standish and the Standish Subsidiaries have operated and continue to operate the Standish Facilities and the Standish Business in compliance with all Laws (as hereinafter defined) relating to (i) pollution or protection of the environment, natural resources or human health from any Hazardous Substances (as hereinafter defined) or (ii) nuisance, trespass or "toxic tort", including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance or otherwise relating to the manufacture, processing, importation, distribution, use, generation, treatment, storage, disposal, transportation or handling of any Hazardous Substance (collectively, "Environmental Laws").

         (b) No Standish Property nor, to the best knowledge of Standish, any real property contiguous thereto, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, clean-up or removal of, any Hazardous Substance.

         (c) There is no civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any person or entity alleging, claiming, concerning or finding liability or potential liability arising out of, based on or resulting from, in whole or in part, (a) the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws (collectively, "Environmental Claims"), pending or, to the best knowledge of Standish, threatened against Standish or any Standish Subsidiary or against any person or entity whose liability for any Environmental Claim Standish or any Standish Subsidiary has or may have retained or assumed either contractually or by operation of law. There are no past or present actions, activities, circumstances, conditions, events, incidents or practices, including, without limitation, the release, threatened release, emission, discharge, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance that could form the basis of any Environmental Claim against Standish or any Standish Subsidiary or, to Standish's best knowledge, against any person or entity whose liability for any Environmental Claim Standish or any Standish Subsidiary has or may have retained or assumed either contractually or by operation of law.

         (d) All Waste (as hereinafter defined) generated in connection with the business, operations, assets and properties of Standish and the Standish Subsidiaries has been (i) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and (ii) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. Standish has maintained true and complete records relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with the business, operations, assets and properties of Standish and the Standish Subsidiaries.

         (e) Standish has delivered to CareMatrix all environmental inspection reports ("Environmental Reports") in the possession of Standish or its past or present consultants or advisors or those reports as have been prepared by any person or entity concerning compliance with applicable Environmental Laws of Standish's business, operations, assets or properties or the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance and as are listed on Schedule 3.24 of the Standish Disclosure Schedule.

         (f) As used herein, "Hazardous Substance" means any chemical, pollutant, contaminant, waste (including, without limitation, toxic, hazardous, infectious, sanitary, solid, radioactive and petroleum waste collectively, "Waste"), toxic substance, hazardous substance, extremely hazardous substance, hazardous material, radioactive material, oil and petroleum product, as such terms, or any similar terms, are or shall be used under any applicable federal, state, local and foreign laws, regulations, rules, ordinances, permits (including, without limitation, authorizations, approvals, registrations and licenses), administrative orders, judicial decisions or the like (all, collectively, "Laws") relating to pollution or protection of the environment, natural resources or human health.

                  3.25 Corporate Records. The corporate record books of Standish and each Standish Subsidiary are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions taken by the stockholders and directors, and all votes of the stockholders or directors set forth in certificates furnished to anyone at any time heretofore.

                  3.26 Accounts Receivable. Except as set forth in Schedule 3.26 of the Standish Disclosure Schedule, all of the accounts receivable of Standish and the Standish Subsidiaries shown or reflected on the most recent balance sheet in the Financial Statements, less the reserve for doubtful accounts in the amount shown on such balance sheet, are valid and enforceable claims and subject to no setoff or counterclaim. Standish has no accounts or loans receivable from any of its directors, officers or employees in excess of $7,500 in the aggregate.

                  3.27 Proxy Statement. The Proxy Statement to be mailed to stockholders of Standish in connection with the solicitation of proxies on behalf of Standish's Board of Directors for the meeting of stockholders of Standish to be held to seek the approval of this Agreement and the Merger (the "Proxy Statement"), at the time of its mailing to such stockholders and at the time of such meeting, will not contain any untrue statement of a material fact or omit to state a material fact concerning Standish, the Standish Subsidiaries or the Merger or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning Standish, the Standish Subsidiaries or the Merger, in light of the circumstances under which they are made, not misleading; except that, Standish makes no representation or warranty with respect to any statement, information or omission relating to CareMatrix or its affiliates provided to Standish in writing for inclusion in the Proxy Statement. The Form S-4 Registration Statement, at the time of its effectiveness and thereafter, will not contain any untrue statement of a material fact or omit to state a material fact concerning Standish, the Standish Subsidiaries or the Merger or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning Standish, the Standish Subsidiaries or the Merger, in light of the circumstances under which they are made, not misleading; except that, Standish makes no representation or warranty with respect to any statement, information or omission relating to CareMatrix or its affiliates provided to Standish in writing for inclusion in the Form S-4 Registration Statement.

                  3.28 Certain Practices. Standish and the Standish Subsidiaries have complied with any and all rules, regulations, policies and procedures of third party payors with respect to billing for services. Neither Standish, any Standish Subsidiary nor any stockholder, director, officer, or employee of Standish or any Standish Subsidiary has, directly or indirectly, given or agreed to give remuneration, in cash or in kind, in order to induce business reimbursable under Medicare, Medicaid or any health care insurer or provider which could subject Standish or any Standish Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding. Neither Standish nor any Standish Subsidiary has at any time established or maintained any fund or asset for any illegal purpose or made any false entries or any books or records for any reason.

                  3.29 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of Standish and each Standish Subsidiary in connection with this Agreement, the Merger and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement by Standish of a material fact or an omission by Standish of a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                  3.30 Contracts and Other Documents. Except for those contracts, agreements, license agreements, vendor agreements, purchase orders, commitments, sales orders, supply arrangements and other agreements which are listed in the Standish Disclosure Schedule (collectively, the "Contracts") or which have been entered into by Standish in the ordinary course of business and do not involve payment or receipt of more than $10,000.00, and those Leases in the Standish Disclosure Schedule , Standish is not party to any Contract, Lease or similar document. All the Contracts are valid, binding and enforceable and in full force and effect, and there are no (i) notices of violation or (ii) existing material defaults (or events that, with notice or lapse of time or both, would constitute material defaults) on the part of Standish or to the knowledge of Standish on the part of any other party thereto. Copies of the Contracts have been heretofore delivered to CareMatrix by Standish or its counsel and such copies are true and complete and include all amendments, supplements and modifications thereto; each such Contract will be subject to obtaining any consent listed in the Standish Disclosure Schedule and will continue to be in full force and effect on the same terms and conditions immediately after the Closing without the need for any action on the part of CareMatrix.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE CAREMATRIX CORPORATIONS

         Each of the CareMatrix Corporations represents and warrants to Standish and the Acquisition Corporations as follows:

                  4.1 Organization and Qualification. Each of the CareMatrix Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (except for A.M.A. New Jersey Development, Inc. which is duly organized, validly existing and in good standing under the laws of the State of New Jersey) and is qualified as a foreign corporation in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not, individually or in the aggregate, cause a Material Adverse Change with respect to CareMatrix.

                  4.2 The Subsidiaries of CareMatrix. CareMatrix does not control directly or indirectly or have any direct or indirect equity participation in any corporation. Except as set forth on Schedule 4.2 of the separate Disclosure Schedule to be delivered by CareMatrix to, and approved by, Standish on or before July 9, 1996 (the "CareMatrix Disclosure Schedule"), CareMatrix does not control directly or indirectly or have any direct or indirect equity participation in any partnership, joint venture, trust or other business association.

                  4.3 Capitalization. The authorized capital stock of each of the CareMatrix Corporations consists of 5,000 shares of CareMatrix Common Stock, of which 5,000 shares are outstanding, except that the authorized and outstanding shares of CCC of Maryland, Inc. are 3,000 and 1,000, respectively, and the authorized and outstanding shares of A.M.A. New Jersey Development, Inc. are 20,000 and 11,710, respectively. The authorized and outstanding capital stock of CareMatrix may be increased prior to the Effective Date and CareMatrix will promptly notify Standish of any such increase. Schedule 4.3 sets forth a list of the beneficial and record owners of the issued and outstanding shares of Common Stock of each CareMatrix Corporation and their affiliation or association, if any, with CareMatrix. All of the outstanding shares of CareMatrix Common Stock have been validly issued and are fully-paid and nonassessable. Except as set forth on Schedule 4.3 of the CareMatrix Disclosure Schedule, there are outstanding no options, warrants, rights, or other agreements or commitments obligating any CareMatrix Corporation to issue or sell shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock. The CareMatrix Corporations are not obligated directly, indirectly or contingently to purchase or redeem any shares of CareMatrix Common Stock.

                  4.4 Corporate Power and Authority. The CareMatrix Corporations have full corporate or partnership power and authority to carry on their businesses as now being conducted in the jurisdictions where such businesses are now conducted and to operate and lease the CareMatrix Leased Properties. This Agreement, the Merger and the other transactions contemplated hereby have been duly and unanimously approved by the Board of Directors and stockholders of each CareMatrix Corporation. The CareMatrix Corporations has full corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, and this Agreement and each of the other agreements to be executed and delivered by any CareMatrix Corporation in connection herewith constitute the legal, valid and binding obligations of such corporation enforceable against it in accordance with their respective terms.

                  4.5 No Violation. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby and the consummation of the Merger and the other transactions contemplated hereby, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof, except as set forth in Schedule 4.5 of the CareMatrix Disclosure Schedule, will (i) violate, conflict with or result in any breach of any trust agreement, charter document, by-law, judgment, decree, order, statute or regulation applicable to CareMatrix,
(ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any obligation of CareMatrix or increase or otherwise affect the obligations of CareMatrix under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to CareMatrix or to CareMatrix's ability to consummate the Merger and the other transactions contemplated hereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents, in form and substance satisfactory to Standish, have been or will be obtained in writing and provided to Standish at or prior to the Closing, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CareMatrix or (iv) result in the creation of any Claim upon or against the properties of CareMatrix.

                  4.6 Financial Statements. CareMatrix has delivered to Standish internally prepared combined unaudited financial statements of the CareMatrix Corporations as of December 31, 1995 and for the year then ended and combined unaudited financial statements of the CareMatrix Corporations as of May 31, 1996 (the "May Balance Sheet Date") and for the five months then ended (the "CareMatrix Financial Statements"). The CareMatrix Financial Statements fairly present the historical combined financial position of the CareMatrix Corporations as of their respective dates and accurately set forth the results of operations for the periods presented therein, as the case may be, all in conformity with GAAP, consistently applied, of the CareMatrix Corporations, except as otherwise noted therein. Any financial statements prepared by CareMatrix after the May 31, 1996 financial statements will be prepared in accordance with GAAP, consistently applied, and will fairly present the financial position as of their respective dates and accurately set forth the results of operations for the periods presented therein, of CareMatrix, except as otherwise noted therein.

                  4.7 Absence of Undisclosed Liabilities. Except as set forth or reserved against in the balance sheet (the "CareMatrix Balance Sheet") as of the May Balance Sheet Date included in the CareMatrix Financial Statements, CareMatrix (i) did not have as of the May Balance Sheet Date any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the May Balance Sheet Date, which would be required under GAAP to be shown in such balance sheet, and
(ii) except for its obligation to make the CareMatrix Working Capital Loan contemporaneously with the execution and delivery of this Agreement and as shown on Schedule 4.7 of the CareMatrix Disclosure Statement has not incurred since the May Balance Sheet Date any such liability or obligation except in the ordinary course of business.

                  4.8 Conduct of Business Since the May Balance Sheet Date. Since the May Balance Sheet Date, except as set forth on Schedule 4.8(a) of the CareMatrix Disclosure Schedule, there has been no Material Adverse Change with respect to CareMatrix, and no such Material Adverse Change is threatened, contemplated or anticipated. As used in this Section 4.8, "Material adverse change in the Financial Condition of CareMatrix" shall mean an increase of more than $7,500,000 in the Due to Shareholder of CareMatrix from the Net Working Capital (Deficit) as of the May Balance Sheet Date to the Due to Shareholder as of the last day of the calendar month immediately preceding the Closing Date (the "Final Due to Shareholder"), as shown on a balance sheet prepared by CareMatrix (the "Determination Balance Sheet"). CareMatrix shall not change the classification of any items shown on the Balance Sheet in its preparation of the Determination Balance Sheet, and the Determination Balance Sheet shall include all of the expenses and fees incurred and reasonably anticipated to be incurred by CareMatrix in connection with the Merger. The determination of Final Due to Shareholder shall be made in accordance with GAAP, consistently applied.

         Since the May Balance Sheet Date, except as set forth on Schedule 4.8(b), CareMatrix has not taken or agreed to take any action that would obligate any CareMatrix Corporation to have:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) entered into or agreed to enter into any transaction, agreement or commitment, or suffered the occurrence of any event or events (i) that has interfered or is reasonably likely to interfere with the normal and usual operations of the business of CareMatrix or (ii) that, singly or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Change with respect to CareMatrix;

                  (c) except for additional funds provided by the Gosmans and reflected on the financial statement as Due to Shareholder, incurred or increased any indebtedness for borrowed money or any capital lease obligations, or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any individual, partnership, firm or corporation;

                  (d) mortgaged, pledged, or otherwise encumbered, or, other than in the ordinary course of business, sold, transferred or otherwise disposed of, any of the properties or assets of CareMatrix, including any cancelled, released, hypothecated or assigned indebtedness owed to CareMatrix, or any claims held by CareMatrix;

                  (e) except with respect to the conversion of related party debt to equity, made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation;

                  (f) declared, set aside, or paid any dividend or other distribution (whether in cash, stock or property, or any combination thereof) in respect of the capital stock of any CareMatrix Corporation, or, paid more than $5,000,000 to redeem or otherwise acquire, directly or indirectly, any shares of capital stock of any of the CareMatrix Corporations;

                  (g) paid any long-term liability, otherwise than in accordance with its terms;

                  (h) since January 1, 1996 paid any bonus compensation in excess of $120,000 to any officer, director, stockholder or employee of CareMatrix or otherwise increased the compensation paid or payable to any of the foregoing by an amount in excess of $50,000, except as contemplated pursuant to this Agreement;

                  (i) sold, assigned or transferred any patents, trademarks, trade names, logos, copyrights, formulae or other intangible assets;

                  (j) contracted with or committed to any third party (i) to sell any capital stock of any of the CareMatrix Corporations, (ii) to sell any assets of CareMatrix other than in the ordinary course of business, (iii) to effect any merger, consolidation or other reorganization of CareMatrix, or (iv) to enter into any agreement with respect thereto; or

                  (k) paid any expenses or fees of counsel, accountants or consultants for services in preparation for or in connection with this Agreement or the transactions contemplated hereunder in excess of $1,000,000, exclusive of payments to National Westminster Bank Plc, New York Branch ("NatWest") substantially as described in the draft agreement previously furnished to Standish.

         4.9 Tangible Properties. "Schedule 4.9(a) of the CareMatrix Disclosure Schedule contains a true and complete list showing the capitalized value of Furniture, Fixtures and Equipment owned or leased by CareMatrix. In addition to the Furniture, Fixtures and Equipment, CareMatrix owns or leases miscellaneous other fixed assets, fixtures, furnishings, furniture, office supplies, computer hardware, and software, automobiles, tools, machinery, equipment, spare parts and other tangible property, which had an individual value of less than $1,000 when leased or purchased (the "CareMatrix Miscellaneous Personal Property", and collectively with the Furniture, Fixtures and Equipment, the "CareMatrix Tangible Personal Property"). Except as listed on Schedule 4.9(b) of the CareMatrix Disclosure Schedule with respect to leased CareMatrix Tangible Personal Property, CareMatrix has good and marketable title free and clear of all Claims to the CareMatrix Tangible Personal Property owned by CareMatrix. With respect to any CareMatrix Tangible Personal Property leased by CareMatrix, all leases, conditional sale contracts, franchises or licenses pursuant to which CareMatrix may hold or use (or permit others to hold or use) such CareMatrix Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default; and CareMatrix's possession and use of such property has not been disturbed and no claim has been asserted against CareMatrix adverse to their rights in such leasehold interests. All CareMatrix Tangible Personal Property is adequate and usable for the purposes for which it is currently used and each item of CareMatrix Tangible Personal Property, whether owned or leased, is in good operating condition, reasonable wear and tear excepted, and has been properly maintained and repaired. CareMatrix Tangible Personal Property comprises all the equipment necessary for the continuing operation of the CareMatrix Improvements (as hereinafter defined) in the manner in which they have been operated to date.

                  4.10 Real Property.

         (a) CareMatrix owns no real property. All real property leased or managed by CareMatrix (the "CareMatrix Leased or Managed Properties"), together with the improvements thereon (the "CareMatrix Improvements") is described in
Schedule 4.10(a) of the CareMatrix Disclosure Schedule. Schedule 4.10(a) of the CareMatrix Disclosure Schedule includes, to the extent available, a materially accurate summary reflecting the location, land acreage, services and maximum legal unit and bed capacities of each of the CareMatrix Leased or Managed Properties. Schedule 4.10(a) sets forth a list of all real property subject to options to purchase or lease in favor of CareMatrix (such purchase options are herein referred to as the "CareMatrix Property Options", and such locations are herein referred to as the "CareMatrix Option Locations"). Within 25 days after the date of this Agreement, CareMatrix shall deliver to Standish a materially accurate summary (to be known as Schedule 4.10A) reflecting the location, land acreage, proposed services, current development plan and currently planned maximum legal unit and bed capacities of each such location subject to a CareMatrix Property Option and the proposed development agent, joint venture, partner or other similar relationship if and to the extent such a relationship exists, and the affiliation of the other contracting party to CareMatrix or any of the CareMatrix Stockholders. Where the term "CareMatrix Leased or Managed Properties" is used in these representations and warranties, the same shall, unless the context otherwise requires, include all of the locations referred to as CareMatrix Option Locations.

         (b) The information concerning the CareMatrix Leased or Managed Properties set forth in Schedule 4.10(a) of the CareMatrix Disclosure Schedule is true, accurate and complete in all material respects, but does not contain information relating to managed properties. Except as shown on Schedule 4.10(a) of the CareMatrix Disclosure Schedule, CareMatrix does not own or lease or have any rights or interest in any other real property other than the CareMatrix Leased or Managed Properties. Where the term "CareMatrix Leased or Managed Properties" is used in these representations and warranties, the same shall mean all of the properties and interests constituting the CareMatrix Leased or Managed Properties and each individual property or interest.

         (c) [omitted.]

         (d) [omitted.]

         (e) Except as set forth in Schedule 4.10(e) of the CareMatrix Disclosure Schedule, there are no leases, subleases, tenancies, licenses, occupancy agreements or other agreements pursuant to which parties other than CareMatrix hold rights to use or occupy all or any portion of the CareMatrix Leased or Managed Properties (such leases, subleases, tenancies, licenses, occupancy agreements and other agreements are herein referred to as the "CareMatrix Tenant Leases").

         (f) CareMatrix is not in default, nor do any circumstances exist which, with notice or the passage of time, or both, would give rise to a default under any of the documents to which CareMatrix is a party, recorded or unrecorded, relating to the CareMatrix Leased or Managed Properties or with respect to any contractual obligations of CareMatrix that would have a material adverse effect on the CareMatrix Occupancy Leases.

         (g) Schedule 4.10(g) of the CareMatrix Disclosure Schedule is a true and complete schedule of all contractual obligations that involve payments or receipts by CareMatrix of more than $5,000 in any single case, relative to the ongoing development or construction, maintenance, security, management or operations of the CareMatrix Leased or Managed Properties excluding, however, warranties and guaranties, showing as to each of the contractual obligations:
(i) date of the contractual obligation and each amendment thereof; (ii) name of vendor; (iii) type of service; (iv) termination date of the contractual obligation; (v) the basis for calculating amounts to become due thereunder; and
(vi) whether and upon what terms either party may terminate such agreement without cause.

         (h) CareMatrix has not been advised of and is not aware of any defect in the condition of the CareMatrix Leased or Managed Properties, or any portion thereof, which has not been corrected and which will materially impair the operation of the CareMatrix Leased or Managed Properties as presently operated or as proposed to be operated. CareMatrix has not been advised of and is not aware of any material defect in the CareMatrix Improvements, the structural elements thereof, the mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, the roofs or the parking and loading areas. The construction of all of the CareMatrix Improvements has been fully completed, and, except as set forth in Schedule 4.10(h) of the CareMatrix Disclosure Schedule, all sums owing on account thereof have been paid in full.

         (i) All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the proper operation of the CareMatrix Leased or Managed Properties and the CareMatrix Improvements as they are now being operated are installed and connected to the CareMatrix Improvements pursuant to valid permits, are adequate to service the CareMatrix Improvements and are in good operating condition. To the best of CareMatrix's knowledge, no fact, condition, or proceeding exists which would result in the termination or impairment of the furnishing of services to the CareMatrix Leased or Managed Properties of water, sewer, gas, electric, telephone, drainage and other such utility services.

         (j) The CareMatrix Improvements are free from infestation by rodents, termites or other insects or animals.

         (k) To the best of CareMatrix's knowledge, the CareMatrix Improvements were completed and installed in accordance with plans, which were approved by all governmental authorities having jurisdiction thereof. CareMatrix has delivered, or made available, to Standish true, correct and complete copies of those drawings or plans as are currently in CareMatrix's possession and which depict the CareMatrix Leased or Managed Properties and the CareMatrix Improvements as built (the "CareMatrix As-Built Plans"). Except as disclosed on
Schedule 4.10(k) of the CareMatrix Disclosure Schedule, there is legal and adequate access to the CareMatrix Leased or Managed Properties at all points so identified in the CareMatrix Plans and such access is directly from the CareMatrix Leased or Managed Properties onto public ways as so identified, and not by means of any lease, license, easement or other agreement. All CareMatrix Improvements constructed by CareMatrix on any portion of the CareMatrix Leased or Managed Properties affected by any CareMatrix Occupancy Lease are in accordance with the CareMatrix Occupancy Lease requirements.

         (l) Listed on Schedule 4.10(l) of the CareMatrix Disclosure Schedule is a true and complete list of all written warranties and guaranties held by CareMatrix with respect to the CareMatrix Leased or Managed Properties and the CareMatrix Improvements, including all CareMatrix Tangible Personal Property relating thereto.

         (m) There are no pending or, to the best of CareMatrix's knowledge, threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the CareMatrix Leased or Managed Properties. CareMatrix has not received notice from any municipal, state, federal or other governmental authority of violations of any Law issued in respect of the CareMatrix Leased or Managed Properties which have not been heretofore corrected, and, to the best of CareMatrix's knowledge, no such violations exist. CareMatrix has not received notice of and is not aware of any plan, study or effort by any governmental agency or authority which would materially adversely affect the present use or zoning of the CareMatrix Leased or Managed Properties or which would modify or realign any adjacent street or highway.

         (n) To the best knowledge of CareMatrix, there are presently in effect all licenses, permits, approvals and other authorizations necessary for the current use, occupancy and operation by CareMatrix, if any, of the CareMatrix Leased or Managed Properties. Such licenses, permits, approvals and other authorizations are listed in Schedule 4.10(n) of the CareMatrix Disclosure Schedule hereto. No such license, permit, approval or other authorization (i) contains any restrictions or conditions that would have a material adverse effect on the CareMatrix Leased or Managed Properties or (ii) is subject to any "linkage" or similar obligation. All applicable fees currently due and payable with respect thereto have been paid in full (and no fees or other payments with respect thereto shall accrue or become due and payable in the future). All of such licenses, permits, approvals and other authorizations are in full force and effect and shall remain in effect indefinitely subject to the conditions contained therein, without expiration or need of renewal thereof.

         (o) [omitted.]

         (p) There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the CareMatrix Leased or Managed Properties, nor to the best of CareMatrix's knowledge, is any such condemnation or assessment contemplated by any governmental authority.

                  4.11 Licenses and Permits. Schedule 4.11 of the CareMatrix Disclosure Schedule lists all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, held by CareMatrix or used in or otherwise necessary for the conduct of the business operations of CareMatrix (the "CareMatrix Business") (collectively, the "CareMatrix Permits") together with any conditions imposed thereon. CareMatrix has complied with all conditions and requirements imposed by the CareMatrix Permits and, except as set forth in Schedule 4.11(a), CareMatrix has not received any notice of, or has any reason to believe, that any appropriate authority intends to cancel, terminate or suspend any of the CareMatrix Permits or that valid grounds for such cancellation, termination or suspension exist. Except as set forth on Schedule 4.11 of the CareMatrix Disclosure Schedule, no other permits other than the CareMatrix Permits are necessary to operate the CareMatrix Business. CareMatrix owns or has the right to use the CareMatrix Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim. Each CareMatrix Permit is and immediately after the Merger will be valid and in full force and effect and no CareMatrix Permit will be subject to termination or be terminated or adversely affected by the Merger.

                  4.12 Intellectual Property. CareMatrix owns, or is licensed or otherwise has the full and unrestricted right to use, all patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes, formulas and techniques used in connection with the current operation of the CareMatrix Business (collectively, the "CareMatrix Intellectual Property") and all CareMatrix Intellectual Property is described or listed in Schedule 4.12 of the CareMatrix Disclosure Schedule, except trade secrets which have been separately disclosed to Standish. CareMatrix has not granted to any other person any license or other right to use in any manner any of the CareMatrix Intellectual Property, whether or not requiring the payment of royalties. Except as set forth in Schedule 4.12, to the best knowledge of CareMatrix (i) no other person has a right or license granted directly or indirectly by or through CareMatrix to use any CareMatrix Intellectual Property; (ii) none of the CareMatrix Intellectual Property is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation; and (iii) there are no claims or demands of any other person, and no proceedings have been instituted, or are pending or, to the best knowledge of CareMatrix, threatened, relating to the CareMatrix Intellectual Property.

                  4.13 Outstanding Commitments. Schedule 4.13 of the CareMatrix Disclosure Schedule sets forth a list and description of all existing contracts, agreements, leases and subleases (other than the CareMatrix Occupancy Leases and CareMatrix Tenant Leases), commitments, licenses and franchises that involve payments or receipts by CareMatrix of more than $5,000 in any single case (collectively, the "CareMatrix Contracts"), whether written or oral, to which any CareMatrix Corporation is a party or which relate to the CareMatrix Business. CareMatrix has delivered or made available to Standish true, correct and complete copies of all written CareMatrix Contracts and Schedule

4.13 of the CareMatrix Disclosure Schedule contains an accurate and complete description of all CareMatrix Contracts which are not in writing. All of the CareMatrix Contracts are in full force and effect. CareMatrix and each other party to each of the CareMatrix Contracts have performed all the material obligations required to be performed by them to date, and there is not under any of the CareMatrix Contracts any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. CareMatrix has not (i) any present expectation or intention of not fully performing all its obligations under each of the CareMatrix Contracts to which it is a party or (ii) any knowledge of any breach or anticipated breach by any other party to any of the CareMatrix Contracts. None of the CareMatrix Contracts has been terminated or notice of termination given with respect thereto, no notice has been given by any party thereto of any alleged default thereunder by any party thereto, and CareMatrix is not aware of any intention or right of any party to any CareMatrix Contract to default another party to any CareMatrix Contract. There exists no actual or, to the best knowledge of CareMatrix, threatened termination, cancellation or limitation of the business relationship of CareMatrix with any party to any CareMatrix Contract.

         Within 25 days after the date of this Agreement, CareMatrix shall deliver to Standish a list and description (to be known as Schedule 4.13A) of all existing contracts, agreements, leases and subleases, commitments, licenses and franchises that involve payments or receipts of more than $5,000 in any single case (collectively, the "Affiliate Contracts"), whether written or oral, to which any entity owned or controlled by Abraham D. Gosman, Andrew D. Gosman and/or Michael M. Gosman (a "Gosman Entity") is a party which relate to any project described in the Corporate Forecast. As of the date of the delivery of
Schedule 4.13A, CareMatrix shall have delivered or made available to Standish true, correct and complete copies of all written Affiliate Contracts and
Schedule 4.13A shall contain an accurate and complete description of all Affiliate Contracts which are not in writing. As of the date of the delivery of
Schedule 4.13A, except as may be set forth on Schedule 4.13A, all of the Affiliate Contracts shall be in full force and effect. As of the date of the delivery of Schedule 4.13A, except as may be set forth on Schedule 4.13A, each party to each of the Affiliate Contracts shall have performed all the material obligations required to be performed by them to date, and there shall not be under any of the Affiliate Contracts any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. As of the date of the delivery of Schedule 4.13A, except as may be set forth on Schedule 4.13A, none of the Affiliate Contracts shall have been terminated or notice of termination given with respect thereto, no notice shall have been given by any party thereto of any alleged default thereunder by any party thereto, and CareMatrix shall not be aware of any intention or right of any party to any Affiliate Contract to default another party to any Affiliate Contract.

                  4.14 Litigation. Except as set forth on Schedule 4.14 of the CareMatrix Disclosure Schedule, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of CareMatrix's best knowledge, threatened against or affect CareMatrix (whether or not CareMatrix is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) pending or, to the best of CareMatrix's knowledge, threatened arbitration proceeding relating to CareMatrix or (iii) governmental inquiry pending or, to the best of CareMatrix's knowledge, threatened against or involving CareMatrix, and there is no basis for any of the foregoing. Except as set forth on Schedule 4.14 of the CareMatrix Disclosure Schedule, CareMatrix has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the prospects, financial condition, operations, property or affairs of the CareMatrix Business. Except as set forth on Schedule 4.14 of the CareMatrix Disclosure Schedule, there are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitral tribunal against, involving or affecting CareMatrix, and there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting CareMatrix, their assets or properties, or the Merger or the transactions contemplated hereby. CareMatrix is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth on Schedule 4.14 of the CareMatrix Disclosure Schedule, there is no action, suit or proceeding by CareMatrix or their affiliates pending or threatened against others. Except as set forth on
Schedule 4.14 of the CareMatrix Disclosure Schedule, none of the following has occurred within five (5) years prior to the date hereof with respect to
CareMatrix:

                  (a) Neither CareMatrix nor, to its best knowledge, any current employee thereof, has been convicted in a criminal proceeding or has been named or is a subject of a criminal, governmental or other regulatory investigatory proceeding (excluding traffic violations);

                  (b) Neither CareMatrix nor, to its best knowledge, any current employee thereof, has been or is the subject of any order, judgment or decree of any court, governmental agency or other regulatory body permanently or temporarily enjoining, barring, suspending or limiting it or any such person from engaging in any type of business or professional practice or activities; or

                  (c) Neither CareMatrix nor, to its best knowledge, any current employee thereof, has been found by a court of competent jurisdiction in a civil action or by any governmental agency or other regulatory body to have violated any Law.

                  4.15 Compliance with Law. Except as set forth in Schedule 4.15 of the CareMatrix Disclosure Schedule, CareMatrix is not subject to any judgment, order, writ, injunction or decree and CareMatrix has complied with and are not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services, including, without limitation, the Medicare and Medicaid Patient and Program Protection Act of 1987 and the Omnibus Budget Reconciliation Act of 1994.

                  4.16 Labor and Employee Relations. No CareMatrix Corporation is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and CareMatrix has no knowledge of any attempt to organize any of their employees by any person, unit or group seeking to act as their bargaining agent. Except as set forth in Schedule 4.16 of the CareMatrix Disclosure Schedule, there are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any employee of CareMatrix.

                 4.17 Certain Employees. Set forth on Schedule 4.17 of the CareMatrix Disclosure Schedule is a list of the names of all of the employees and consultants employed by CareMatrix in connection with the CareMatrix Business, together with the title or job classification of each such person and his or her current compensation. Except as set forth on Schedule 4.17 of the CareMatrix Disclosure Schedule, none of such persons has (i) an employment agreement or understanding, whether oral or written, with CareMatrix which is not terminable on thirty (30) days or less notice by CareMatrix without cost or other liability to CareMatrix or (ii) a non-competition, non-disclosure and/or non-solicitation agreement or understanding with CareMatrix, whether written or oral, and all such employment and other agreements are set forth in Schedule
4.17 of the CareMatrix Disclosure Schedule hereto. No person listed on Schedule
4.17 of the CareMatrix Disclosure Schedule has indicated that he or she intends to terminate his or her employment with CareMatrix or seek a material change in his or her duties or status. Each person listed on Schedule 4.17 of the CareMatrix Disclosure Schedule who is required to be licensed by applicable state law in order to perform his or her duties is so licensed. Set forth on
Schedule 4.17 of the CareMatrix Disclosure Schedule is the amount, if any, of any severance liability of CareMatrix with respect to each person listed on
Schedule 4.17 of the CareMatrix Disclosure Schedule.

                  4.18 Employee Benefits. Set forth on Schedule 4.18 of the CareMatrix Disclosure Schedule is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements, whether formal or informal, oral or written, under which employees of CareMatrix may be entitled to benefits or CareMatrix may have any liability (collectively, the "CareMatrix Plans"). Through the Closing Date all such CareMatrix Plans shall be maintained by CareMatrix in full force and effect. CareMatrix does not contribute, or has ever been required to contribute, to any plan subject to Title IV of ERISA or to any multiemployer plan, as defined in section 3(37) or section 4001(a)(3) of ERISA.

                  Each CareMatrix Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of the Code, ERISA and other applicable laws, rules and regulations. Each CareMatrix Plan which is intended to be qualified within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination letter with respect to its qualification and, to the best knowledge of CareMatrix, no event has occurred which would cause the loss of such qualification. Each CareMatrix Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements.

                  With respect to each CareMatrix Plan, no actions, suits or claims (other than claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such actions, suits or claims. CareMatrix has not engaged in a prohibited transaction, as defined under section 4975 of the Code or section 406 of ERISA, with respect to any CareMatrix Plan, and no fiduciary with respect to any CareMatrix Plan has, to the best knowledge of CareMatrix, breached any fiduciary duty to such CareMatrix Plan under Part 4 of Title I of ERISA or other applicable law. No event has occurred and no condition exists that would subject CareMatrix to any tax, fine or penalty imposed by the Code, ERISA or other applicable law. All required contributions have been made by CareMatrix to each of the Plans and there is no funding deficiency with respect to any of CareMatrix Plans. Each CareMatrix Plan may be amended or terminated in accordance with its terms without obligation or liability, other than those obligations and liabilities for which specific assets have been set aside or reserved for on the balance sheet as of the May Balance Sheet Date included in the CareMatrix Financial Statements and those obligations and liabilities reflected by the terms of the CareMatrix Plan documents. There are no unfunded obligations under any CareMatrix Plan providing benefits to employees of CareMatrix during employment or after termination of their employment.

                  4.19 Insurance. CareMatrix is, and will be through the Closing Date, adequately insured with responsible insurers in respect of their properties, assets and business against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule
4.19 of the CareMatrix Disclosure Schedule correctly describes (by type, carrier, policy number, limits, premium and expiration date) the insurance coverage carried by CareMatrix with respect to the CareMatrix Business, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. CareMatrix (i) has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion,
(ii) has not received notice of cancellation or non-renewal of any such policy or binder, (iii) is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder and (iv) have not received notice of and are not otherwise aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than forty-five (45) days, or as to which the insurer has disclaimed liability.

                  4.20 Transactions With Affiliates. Except as contemplated by this Agreement and except as set forth in Schedule 4.20 of the CareMatrix Disclosure Schedule hereto and only with respect to transactions giving rise to current or contingent liabilities of CareMatrix, no current or former holder of 5% or more of any class of capital stock of any CareMatrix Corporation at the time such transaction was entered into, or any director, officer or employee of CareMatrix, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has an interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with CareMatrix, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments or involving other obligations to or from such person.

                  4.21 Taxes. Each of the CareMatrix Corporations has filed all tax returns and reports required to be filed, including, without limitation, returns and estimated returns, with respect to federal, state, foreign and local taxes, and have paid in full all taxes shown due thereon and all estimated taxes when due (together with all interest, penalties, assessments and deficiencies assessed in connection therewith due through the date hereof). CareMatrix is not required to pay any other taxes except as shown in such tax returns, reports and information filings. All such returns, reports, and information filings required to be filed, including any amendments to date, have been prepared in good faith and without negligence or misrepresentation. CareMatrix has either paid or, in accordance with GAAP applied consistently with prior periods, adequately provided for, by reserves or other proper accounting treatment shown in the records and books of account, its liability for all taxes of every kind, including, without limitation, its liability for federal, state and municipal income or franchise tax for the current tax year and for all prior years. CareMatrix has no knowledge of any proposed or threatened assessment or reassessment of federal, state or municipal income or franchise taxes. The United States federal income tax returns of CareMatrix have not been examined by the Internal Revenue Service. In addition, at the date hereof, CareMatrix has deducted and remitted all withholding tax or source deductions when due to the appropriate governmental authority as required by law or CareMatrix has adequately provided for such deductions by reserves or other proper accounting treatment their books and records of account. CareMatrix (i) has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations with respect to its tax liabilities, (ii) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, (iii) has not been a member of any consolidated group (other than with CareMatrix Corporations) for tax purposes or (iv) has, or will have, all records and information necessary for the timely and accurate filing of any tax returns due after the date hereof, including any returns due after the Closing Date which relate to the period prior to the Closing Date.

                  4.22 Brokers. No agent, person or firm acting on behalf of CareMatrix or under their authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with the transactions contemplated hereby, except NatWest.

                  4.23 Environmental Laws.

         (a) CareMatrix has operated and continue to operate the CareMatrix Facilities and the CareMatrix Business in compliance with all Environmental Laws.

         (b) No CareMatrix Leased or Managed Property nor, to the best knowledge of CareMatrix, any real property contiguous thereto, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, clean-up or removal of, any Hazardous Substance.

         (c) There is no civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any person or entity alleging, claiming, concerning or finding liability or potential liability arising out of, based on or resulting from, in whole or in part, (a) the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location or (b) circumstances forming the basis of any Environmental Claims pending or threatened against CareMatrix or against any person or entity whose liability for any Environmental Claim CareMatrix has or may have retained or assumed either contractually or by operation of law. There are no past or present actions, activities, circumstances, conditions, events, incidents or practices, including, without limitation, the release, threatened release, emission, discharge, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance that could form the basis of any Environmental Claim against CareMatrix or, to CareMatrix's best knowledge, against any person or entity whose liability for any Environmental Claim CareMatrix has or may have retained or assumed either contractually or by operation of law.

         (d) All Waste generated in connection with the business, operations, assets and properties of CareMatrix has been (i) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and
(ii) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. CareMatrix has maintained true and complete records relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with the business, operations, assets and properties of CareMatrix.

         (e) CareMatrix has delivered to Standish all Environmental Reports in possession of CareMatrix or its past or present consultants and advisors or those reports as have been prepared by any person or entity concerning compliance with applicable Environmental Laws of CareMatrix's business, operations, assets or properties or the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance. All such Environmental Reports are listed on Schedule 4.23 of the CareMatrix Disclosure Schedule.

                  4.24 Corporate Records. The corporate record books of each CareMatrix Corporation are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions taken by the stockholders and directors, and all votes of the stockholders or directors set forth in certificates furnished to anyone at any time heretofore.

                  4.25 Accounts Receivable. All of the accounts receivable of CareMatrix shown or reflected on the most recent balance sheet in the CareMatrix Financial Statements, less the reserve for doubtful accounts in the amount shown on such balance sheet, are valid and enforceable claims and subject to no setoff or counterclaim. CareMatrix has no accounts or loans receivable from any of its directors, officers or employees in excess of $7,500 in the aggregate.

                  4.26 Proxy Statement. Within 35 days of the date of this Agreement, CareMatrix shall furnish Standish with a correct and complete copy of the audited December 31, 1995 CareMatrix Financial Statements and the notes and schedules thereto prepared in accordance with GAAP, together with other written information relating to CareMatrix for inclusion in the Proxy Statement. Such CareMatrix Financial Statements and other information relating to CareMatrix furnished in writing by CareMatrix to Standish for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement to Standish's stockholders and at the time of the meeting of Standish's stockholders, will not contain any untrue statement of a material fact or omit to state a material fact concerning CareMatrix or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning CareMatrix, in light of the circumstances under which they are made, not misleading. Information relating to CareMatrix furnished in writing by CareMatrix to Standish for inclusion in the Form S-4 Registration Statement, at the time of its effectiveness, will not contain any untrue statement of a material fact or omit to state a material fact concerning CareMatrix or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning CareMatrix, in light of the circumstances under which they are made, not misleading.

                  4.27 Certain Practices. CareMatrix have complied with any and all rules, regulations, policies and procedures of third party payors with respect to billing for services. Neither CareMatrix nor any stockholder, director, officer, or employee of CareMatrix has, directly or indirectly, given or agreed to give remuneration, in cash or in kind, in order to induce business reimbursable under Medicare, Medicaid or any health care insurer or provider which could subject CareMatrix to any damage or penalty in any civil, criminal or governmental litigation or proceeding. CareMatrix has not at any time established or maintained any fund or asset for any illegal purpose or made any false entries or any books or records for any reason.

                  4.28 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of CareMatrix in connection with this Agreement, the Merger and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement by CareMatrix of a material fact or an omission by CareMatrix of a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                  4.29 Contracts and Other Documents. Except for those contracts, agreements, license agreements, vendor agreements, purchase orders, commitments, sales orders, supply arrangements and other agreements which are listed in the CareMatrix Disclosure Schedules (collectively, the "Contracts") or which have been entered into by the CareMatrix Corporations in the ordinary course of business and do not involve payment or receipt of more than $10,000.00, and those Leases in the CareMatrix Disclosure Schedules, no CareMatrix Corporation is a party to any Contract, Lease or similar document. All the Contacts are valid, binding and enforceable and in full force and effect, and there are no (i) notices of violation or (ii) existing material defaults (or events that, with notice or lapse of time or both, would constitute material defaults) on the part of a CareMatrix Corporation or to the knowledge of such CareMatrix Corporation on the part of any other party thereto. Copies of the Contracts have been heretofore delivered to Standish by CareMatrix or its counsel and such copies are true and complete and include all amendments, supplements and modifications thereto; each such Contract will be subject to obtaining any consent listed in the CareMatrix Disclosure Schedules and will continue to be in full force and effect on the same terms and conditions immediately after the Closing without the need for any action on the part of Standish.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

                  Each Acquisition Corporation represents and warrants to CareMatrix as follows:

                 5.1 Organization. Each Acquisition Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Standish owns all of the issued and outstanding shares of capital stock of each Acquisition Corporation.

                 5.2 Power and Authority. Each Acquisition Corporation has full corporate power and authority to carry on its business as now being conducted and to own, operate and lease its properties in the places where such business is now conducted and such properties are now owned, leased or operated. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors and the sole stockholder of each Acquisition Corporation. Each Acquisition Corporation has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement and all other agreements to be executed and delivered by each Acquisition Corporation in connection herewith constitute the legal, valid and binding obligations of each Acquisition Corporation enforceable against it in accordance with their respective terms.

                 5.3 No Violation. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of any trust agreement, charter documents, by-law, judgment, decree, order, statute or regulation applicable to each Acquisition Corporation, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which each Acquisition Corporation is a party or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to each Acquisition Corporation.

                 5.4 Broker. No agent, broker, person or firm acted on behalf of any Acquisition Corporation or under its authority in connection with any of the transactions contemplated hereby.

                 5.5 Disclosure. The representations and warranties made by each Acquisition Corporation in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they are made, not misleading.


                                   ARTICLE VI
                      COVENANTS OF STANDISH AND ACQUISITION

         Standish and each Acquisition Corporation covenant and agree with CareMatrix as follows:

                 6.1 Best Efforts Cooperation. Subject to the provisions of
Section 6.9, until the Closing, Standish and each Acquisition Corporation shall use their best efforts in good faith to perform and fulfill, or cause to be performed and fulfilled, all conditions and obligations to be fulfilled, or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

                  6.2 Access. Until the Closing, Standish shall give CareMatrix, and its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to Standish's and the Standish Subsidiaries' offices, suppliers, employees, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information concerning the Standish Business and persons employed by or doing business with Standish and the Standish Subsidiaries, except such documents covered by the attorney-client privilege. In order that CareMatrix may have full opportunity to make such examination and investigation as they may desire of the Standish Business, Standish and the Standish Subsidiaries will furnish CareMatrix and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of Standish and the Standish Subsidiaries to cooperate fully with the representatives of CareMatrix in connection with such review and examination and to make full disclosure to CareMatrix of all material facts affecting Standish's financial condition and the operations, properties and prospects of the Standish Business; provided, however, that CareMatrix will, unless the Closing occurs, hold the documents and information concerning Standish and the Standish Business confidential in accordance with Section 8.5 hereof.

                  6.3 Insurance. Until the Closing, Standish and the Standish Subsidiaries shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

                  6.4 Compliance with Laws. Until the Closing, Standish shall conduct the Standish Business in compliance with all applicable laws, rules, regulations and orders, including, without limitation the Medicare and Medicaid Patient Protection Act of 1987, the Omnibus Budget Reconciliation Act of 1993 and the rules and regulations of third party payors.

                  6.5 Keeping of Books and Records. Until the Closing, Standish shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with the Standish Business shall be made.

                  6.6 Conduct of Business. Prior to the Effective Time, unless CareMatrix shall have consented in writing thereto, Standish:

                  (a) shall, and shall cause each of the Standish Subsidiaries to, conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) shall use its reasonable efforts, and shall cause each of the Standish Subsidiaries to use its reasonable efforts, to preserve intact its business organization and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those persons having business relationships with it;

                  (c) shall not, and shall not permit the Standish Subsidiaries to, amend its charter documents or By-laws, except as provided for in this Agreement;

                  (d) shall promptly notify CareMatrix of any material emergency or other material change in its or any Standish Subsidiary's condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its or any Standish Subsidiary's businesses or in the operation of its or any Standish Subsidiary's properties and of any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                  (e) shall notify Standish promptly after any change in its capitalization or the issuance of any options or warrants to acquire any shares of its capital stock not existing on the date hereof; and shall not permit the Standish Subsidiaries to, (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and listed on Schedule
         3.3 of the Standish Disclosure Schedule, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right to acquire any shares of its capital stock not existing on the date hereof and listed on Schedule 3.3 of the Standish Disclosure Schedule, (iii) accelerate the vesting or exercisability of any option, warrant, conversion right or other right to acquire any shares of its capital stock, (iv) increase, or permit any of the Standish Subsidiaries to increase, any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except for the payment of cash bonuses to officers or employees pursuant to and consistent with existing plans or programs described on Schedules 3.18 of the Standish Disclosure Schedule and
         3.19 of the Standish Disclosure Schedule, (v) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect or (vi) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, except in the ordinary course of business;

                  (f) shall not, and shall not permit the Standish Subsidiaries to, (i) incur or obligate itself to incur any capital expenditure in excess of $20,000, incur any long-term indebtedness in addition to that outstanding on the date hereof (other than loans from CareMatrix) or any other indebtedness or liability other than in the ordinary course of business; (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than travel or other advances to employees consistent with past practice; or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person, except to endorse checks for collection or deposit in the ordinary course of business;

                  (g) declare or pay any dividend or distribution on any shares of its capital stock; or

                  (h) agree, or permit any Standish Subsidiary to agree, in writing or otherwise to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect as of the date hereof or as of the Effective Time, as if made as of such time.

                  6.7 Litigation. Until the Closing, Standish will promptly notify CareMatrix of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by Standish and any Standish Subsidiary or their affiliates, or against any employee, consultant or director of Standish or any Standish Subsidiary.

                  6.8 Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date, (i) Standish and the Standish Subsidiaries will conduct the Standish Business in a manner such that the representations and warranties of Standish and Acquisition contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and events arising as a consequence of the Merger, or actions in the ordinary and usual course of business after the date hereof which would not result in a Material Adverse Change on the properties, assets, operations or condition (financial or otherwise) or prospects of the Standish Business; and
(ii) Standish will advise CareMatrix promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranties of Standish or Acquisition to become untrue.

                  6.9 No Negotiations. (a) Until the Closing, or the earlier termination of this Agreement in accordance with its terms (the "Non-Solicitation Period"), Standish and each officer, director, employee, consultant, advisor, agent or investment banker of Standish and each Standish Subsidiary will not, directly or indirectly, solicit, encourage or consider alternative offers for any merger or any business combination transaction involving Standish or the Standish Business or for the sale of any of Standish Common Stock, or the lease, purchase option, or sale of any material assets of Standish or the Standish Business from parties other than CareMatrix, (each, an "Alternative Proposal"). Notwithstanding the foregoing first sentence of this
Section 6.9, Standish may participate in discussions or negotiations with, and may furnish information (pursuant to confidentiality agreements having provisions not less restrictive than those set forth in the Confidentiality Agreement entered into between CareMatrix and Standish) to any third party (i) which on or before the end of the Non-Solicitation Period, sought to engage in such discussions or negotiations or requested such information or (ii) which seeks to engage in discussions or negotiations or request such information if, in either case, the Board of Directors of Standish determines, based on the written opinion of Robinson & Cole or other legal counsel reasonably acceptable to Standish ("Legal Counsel"), that failing to engage in such discussions or negotiations or provide such information would reasonably be expected to violate the fiduciary duties of the Board of Directors of Standish. The Board of Directors of Standish may take and disclose to Standish's stockholders a position with respect to any tender offer and make such disclosure to the stockholders of Standish as may be required under applicable law; provided that the Board of Directors of Standish shall not recommend that the stockholders of Standish tender their shares unless such recommendation is permitted by the first sentence of Section 6.9(c).

         (b) Unless the Board of Directors of Standish determines, based on the written opinion of Legal Counsel, that doing so would reasonably be expected to violate the fiduciary duties of the Board of Directors of Standish, (i) Standish promptly shall advise CareMatrix orally and in writing of any Alternative Proposal or any inquiry with respect to or which could lead to any Alternative Proposal and the identity of the person making any such Alternative Proposal or inquiry and (ii) Standish shall include in any such notice a description of the terms and conditions of any such Alternative Proposal or inquiry.

         (c) Notwithstanding anything to the contrary in this Agreement, the Board of Directors of Standish shall be permitted from time to time to take the following actions in the circumstances described below:

         (i) to withdraw or modify its approval or recommendations of this Agreement or the Merger in a manner adverse to CareMatrix; or

         (ii) to approve or recommend or enter into an agreement with respect to an Alternative Proposal; or

         (iii)    to terminate this Agreement

in each case if (A) an Alternative Proposal is commenced, publicly disclosed or communicated to Standish and (B) the Board of Directors of Standish determines, based on the written opinion of Legal Counsel, that such action is required in order to comply with its fiduciary duties. No action by the Board of Directors of Standish permitted by the preceding sentence (each, a "Permitted Action") shall constitute a breach of this Agreement by Standish.

                  6.10 Monthly Statements. Until the Closing, Standish will deliver to CareMatrix monthly financial statements for Standish within thirty
(30) days after the end of each month.

                  6.11 Further Assurances. Standish will use its best efforts to have all present officers and directors of Standish and each Standish Subsidiary execute whatever minutes of meetings or other instruments and to take whatever action as may be necessary or desirable to effect, perfect or confirm of record of otherwise, in the Surviving Corporation, full right, title and interest in and to the business, properties and assets now conducted or owned by Standish, free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, or to collect, realize upon, gain possession of, or otherwise acquire full right, title and interest in and to such business, properties and assets, or to carry out the intent and purposes of the transactions contemplated hereby.

                  6.12 Certain Agreements. Neither Standish nor any Standish Subsidiary will agree to do or cause to be done any of the acts which Standish has covenanted not to do under this Article VI.

                                   ARTICLE VII
                             COVENANTS OF CAREMATRIX

                  7.1 Best Efforts Cooperation. CareMatrix covenants and agrees that it shall use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

                 7.2 Access. Until the Closing, CareMatrix shall give Standish, and its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to CareMatrix's offices, suppliers, employees, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information concerning the CareMatrix Business and persons employed by or doing business with CareMatrix, except such documents covered by the attorney-client privilege. In order that Standish may have full opportunity to make such examination and investigation as they may desire of the CareMatrix Business, CareMatrix will furnish Standish and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of CareMatrix to cooperate fully with the representatives of Standish in connection with such review and examination and to make full disclosure to Standish of all material facts affecting CareMatrix's financial condition and the operations, properties and prospects of the CareMatrix Business; provided, however, that Standish will, unless the Closing occurs, hold the documents and information concerning CareMatrix and the CareMatrix Business confidential in accordance with Section 8.5 hereof.

                  7.3 Insurance. Until the Closing, CareMatrix shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

                  7.4 Compliance with Laws. Until the Closing, CareMatrix shall conduct the CareMatrix Business in compliance with all applicable laws, rules, regulations and orders, including, without limitation, the Medicare and Medicaid Patient Protection Act of 1987, the Omnibus Budget Reconciliation Act of 1993 and the rules and regulations of third party payors.

                  7.5 Keeping of Books and Records. Until the Closing, CareMatrix shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with the CareMatrix Business shall be made.

                  7.6 Conduct of Business. Prior to the Effective Time, unless Standish shall have consented in writing thereto, each CareMatrix Corporation:

                  (a) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) shall use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those persons having business relationships with it;

                  (c) shall not amend its charter documents or By-laws, except as provided for in this Agreement;

                  (d) shall promptly notify Standish of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties and of any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                  (e) shall not (i) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except for the payment of cash bonuses to officers or employees pursuant to and consistent with existing plans or programs described on Schedules 4.17 and 4.18 of the CareMatrix Disclosure Schedule, (ii) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect or (iii) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, except in the ordinary course of business;

                  (f) shall not (i) incur or obligate itself to incur any capital expenditure in excess of $20,000, incur any long-term indebtedness in addition to that outstanding on the date hereof or any other indebtedness or liability other than in the ordinary course of business; (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than travel or other advances to employees consistent with past practice; or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person, except to endorse checks for collection or deposit in the ordinary course of business;

                  (g) declare or pay any dividend or distribution on any shares of its capital stock; or

                  (h) agree in writing or otherwise to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect as of the date hereof or as of the Effective Time, as if made as of such time; provided, however, that nothing contained in this Agreement shall limit the ability of CareMatrix to pursue its current acquisition and development strategy.

                  7.7 Litigation. Until the Closing, CareMatrix will promptly notify Standish of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by CareMatrix its affiliates, or against any employee, consultant or director of CareMatrix.

                  7.8 Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date, (i) CareMatrix will conduct the CareMatrix Business in a manner such that the representations and warranties contained herein of CareMatrix shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and events arising as a consequence of the Merger, or actions in the ordinary and usual course of business after the date hereof which would not result in a Material Adverse Change on the properties, assets, operations or condition (financial or otherwise) or prospects of the CareMatrix Business; and
(ii) CareMatrix will advise Standish promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranties of CareMatrix to become untrue.

                  7.9 Standstill. Until the earlier to occur of (a) consummation of the Merger or (b) the expiration of one (1) year following the termination of this Agreement, neither CareMatrix nor any of its affiliates (as defined in Rule 12b-2 under the Exchange Act) will:

         (i) Bid for, acquire or seek to acquire any of the assets of the Standish Business or any voting or debt securities or preferred stock of Standish, or any rights or options to acquire such ownership, or take any action to effect a change of control of Standish, or initiate contact with any other person in an effort to solicit, encourage or assist such person in a takeover proposal involving Standish;

         (ii) Deposit any voting securities of Standish in a voting trust or subject any such securities to any arrangement, understanding or agreement with respect to the voting, holding or disposition of such securities;

         (iii) Become a member of a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any person for the purpose of acquiring, holding, voting or disposing of securities of Standish; or

         (iv) Seek to have called, or caused to be called, any meeting of stockholders of Standish, or initiate, propose or solicit any proxy or consent of stockholders of Standish for the approval of any proposal, or participate in the taking of any action by written consent of stockholders of Standish in lieu of a meeting, or seek or propose to influence or control the management or policies of Standish, or to obtain representation on the Board of Directors of Standish;

provided, however, that the foregoing provisions of this Section 7.9 shall not be applicable in the event the Merger is not consummated because of the failure of any condition specified in Sections 9.1 or 9.2.

                  7.10 Monthly Statements. Until the Closing, CareMatrix will deliver to Standish monthly financial statements for CareMatrix prepared in accordance with GAAP within thirty (30) days after the end of each month.

                  7.11 Further Assurances. CareMatrix will use its best efforts to have all present officers and directors of each CareMatrix Corporation execute whatever minutes of meetings or other instruments and to take whatever action as may be necessary or desirable to effect, perfect or confirm of record of otherwise, in the Surviving Corporations, full right, title and interest in and to the business, properties and assets now conducted or owned by CareMatrix or which CareMatrix has represented to Standish in writing as set forth in that certain "CareMatrix Corporation Corporate Forecast -- June 1996 (the "CareMatrix Forecast") previously delivered by CareMatrix to Standish, will be conducted by CareMatrix, free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, or to collect, realize upon, gain possession of, or otherwise acquire full right, title and interest in and to such business, properties and assets, or to carry out the intent and purposes of the transactions contemplated hereby.

                  7.12 Certain Agreements. CareMatrix will not agree to do or cause to be done any of the acts which CareMatrix has covenanted not to do under this Article VII.

                  7.13 Stockholder Approval. Each CareMatrix Corporation shall promptly submit this Agreement and the transactions contemplated herein for the approval of its stockholders at a meeting of stockholders. Subject to the fiduciary duties of the Board of Directors of CareMatrix under applicable law, the Board of Directors of each CareMatrix Corporation has agreed to recommend to its stockholders approval of the Merger. Subject to the fiduciary duties of the Board of Directors of each CareMatrix Corporation under applicable law, each CareMatrix Corporation shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby prior to the SEC Filing Date, and to cause any of its directors, who are also stockholders, to vote in favor thereof.

                  7.14 Restrictive Covenant. Prior to the Effective Time and subject to Schedule 4.5, each CareMatrix Corporation shall not, without the prior written consent of Standish, (i) assign, convey, pledge, mortgage, or otherwise transfer or agree to transfer any interest in or right of such CareMatrix Corporation or of any other entity of the kind specified in (ii) below to receive or otherwise recognize any development or management fees or other revenues in respect of the projects identified in the CareMatrix Forecast, and (ii) permit either Abraham D. Gosman, Andrew D. Gosman or Michael M. Gosman, or any entity controlled by any of them (other than a CareMatrix Corporation), to engage in the management and/or development of an assisted and/or independent living facility.

         In addition, each of the CareMatrix Corporations covenants and agrees that prior to the Closing, it shall effectuate (subject to the obligations and requirements set forth on Schedule 4.5 with respect to projects involving any unaffiliated joint venture participant, which obligations and requirements the CareMatrix Corporation hereby agree to use their best efforts to effectuate) the assignment and transfer of any right, title or interest that it may have, or any other entity of the kind specified in (ii) above may have, in the projects described in the CareMatrix Forecast, subject to a reservation of the rights to manage or turnkey develop each such project, and to cause such other entities to transfer to CareMatrix their rights to earn development fees, management fees or other similar operating revenues from such projects. Finally, each CareMatrix Corporation hereby covenants and agrees, with respect to such projects, to execute definitive management, turnkey development or joint venture agreements substantially in the forms set forth in Schedule 7.14 of the CareMatrix Disclosure Schedule immediately prior to or simultaneously with the closing by the proposed third party purchaser of the land upon which each such project is to be developed; provided, however, that prior to the execution of such definitive management and turnkey development agreement, the applicable CareMatrix Corporation shall have completed a review of title, survey, environmental and such other customary due diligence materials relating to such project and shall have determined that the matters disclosed by such materials shall not have a material adverse effect upon the project.

                                  ARTICLE VIII
                                MUTUAL COVENANTS

                  8.1 General Covenants. Following the execution of this Agreement, each Acquisition Corporation , Standish and each CareMatrix Corporation agree:

                  (a) If any event should occur, either within or without the knowledge or control of any party, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

                  (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party to accomplish the transactions contemplated by this Agreement;

                  (c) To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the party requesting the same and its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein;

                  (d) To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event resulting in, or which, insofar as can reasonably be foreseen could result in, a Material Adverse Change on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein;

                  (e) To file all reports required to be filed by each of them or their affiliates with the Commission between the date hereof and the Closing Date and to deliver to the other (or its counsel) copies of all such reports promptly after the same are filed; and

                  (f) To provide the other (or its counsel) promptly with copies of all other filings made by such party with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

                  8.2 Proxy Statement and Fairness Opinion. Following the execution of this Agreement, each Acquisition Corporation, Standish and each CareMatrix Corporation agree:

                  (a) Standish shall use its best efforts in good faith to prepare and file with the Commission within forty-five (45) days after the date hereof (the "SEC Filing Date") the Proxy Statement and the Form S-4 Registration Statement;

                  (b) Standish shall use its best efforts in good faith to obtain the written opinion of Stonebridge Associates, LLC addressed to the Board of Directors of Standish dated as of a date reasonably proximate to the date of the Proxy Statement to Standish's stockholders, to the effect that, as of the date of such opinion, the resulting ownership of the outstanding shares of Standish Common Stock to be retained by Standish current stockholders after giving effect to the shares of Standish Common Stock to be issued to the stockholders of CareMatrix is fair, from a financial point of view, to the stockholders of Standish;

                  (c) Standish and each Acquisition Corporation shall take any action required to be taken under the Delaware Law and the laws, rules and regulations of the Commission in connection with the consummation of the transactions contemplated by this Agreement;

                  (d) CareMatrix shall cooperate in the preparation and filing of the Proxy Statement and the Form S-4 Registration Statement and all information furnished for use therein by either party shall be reasonably satisfactory to the other; provided, however, that neither party shall have any liability to the other or to any third party for any information contained therein which is furnished in writing by the other party for inclusion in the Proxy Statement or the Form S-4 Registration Statement;

                  (e) After the filing of the Proxy Statement and the Form S-4 Registration Statement, Standish shall notify CareMatrix promptly of the receipt of the comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or the Form S-4 Registration Statement or for additional information and shall supply CareMatrix with copies of all correspondence between Standish or its representatives and the Commission or members of its staff with respect thereto;

                  (f) Prior to the approval of the Merger by Standish's stockholders, CareMatrix shall correct any material information provided by it to be used in the Proxy Statement or the Form S-4 Registration Statement that shall have become false or misleading in any material respect and Standish shall take all steps necessary to file with the Commission and have cleared by the Commission any amendment or supplement to the Proxy Statement or the Form S-4 Registration Statement and to cause the same as so corrected to be disseminated to the stockholders of Standish, to the extent required by applicable law; provided, however, that prior to the dissemination thereof, (i) CareMatrix and Standish shall consult with each other with respect to such amendment or supplement and (ii) Standish shall afford CareMatrix with a reasonable opportunity to comment on disclosure relating to CareMatrix or its affiliates and shall ensure that such disclosure is reasonably satisfactory to CareMatrix; and

                  (g) CareMatrix and Standish shall promptly furnish to each other all information, and take such other actions as may reasonably be requested in connection with any action by either of them in furtherance of the provisions of this Section 8.2.

                 8.3 Stockholder Approval. Standish shall promptly submit this Agreement and the transactions contemplated herein for the approval of its stockholders at a meeting of stockholders. Subject to the fiduciary duties of the Board of Directors of Standish under applicable law, the Board of Directors of Standish has agreed to recommend to its stockholders approval of the Merger. Subject to the fiduciary duties of the Board of Directors of Standish under applicable law, Standish shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby by September 30, 1996, and to cause any of its directors, who are also stockholders, to vote in favor thereof.

                 8.4 Public Announcements. The parties shall consult with each other prior to the issuance by either party of any press release or any written statement with respect to this Agreement or the transactions contemplated hereby.

                 8.5 Confidentiality. As used herein, "Confidential Information" means any information or data that a party has acquired from another party that is confidential or not otherwise available to the public, whether oral or written, including without limitation any analyses, computations, studies or other documents prepared from such information or data by or for the directors, officers, employees, agents or representatives of such party (collectively, the "Representatives"), but excluding information or data which (i) the party can demonstrate it lawfully obtained or developed prior to May 22, 1996, (ii) became available to the public other than as a result of such party's violation of this Agreement, (iii) became available to such party from a source other than the other party if that source was not bound by a confidentiality agreement with such other party and such source lawfully obtained such information or data, or
(iv) is required to be disclosed by applicable law, provided that promptly after being compelled to disclose any such information or data, the party being so compelled shall provide prompt notice thereof to the other party so that such other party may seek a protective order or other appropriate remedy. Each party covenants and agrees that it and its Representatives shall keep confidential and shall not disclose all Confidential Information, except to its Representatives and lenders who need to know such information and agree to keep it confidential. Each party shall be responsible for any breach of this provision by its Representatives. In the event that the Closing does not occur, each party will promptly return to the other all copies of such other party's Confidential Information.

                 8.6 Hart-Scott-Rodino Filing.

                  (a) If required by law, Standish and CareMatrix agree to file with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission a Notification and Report Form in accordance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and to use their best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein. CareMatrix and Standish shall each bear one-half of the expense of any filing fees required under the HSR Act as a result of the proposed Merger.

                  (b) Nothing in this Section 8.6 shall be construed as requiring any party to this Agreement or its affiliates to (i) sell or otherwise dispose of any of its assets or voting securities other than as otherwise contemplated by this Agreement or (ii) take any action which either would result in a Material Adverse Change in any such party or its affiliates or would materially impair the value of the Standish Business or the CareMatrix Business.

                                   ARTICLE IX
                     CONDITIONS TO CAREMATRIX'S OBLIGATIONS

         The obligation of CareMatrix to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by CareMatrix in its sole discretion.

                 9.1 Representations and Warranties True. All of the representations and warranties of Standish and Acquisition contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date. On the Closing Date, the Chairman of the Board or Chief Financial Officer of Standish and Acquisition shall have executed and delivered to CareMatrix a certificate, in form and substance satisfactory to CareMatrix and its counsel, to such effect.

                 9.2 Performance. Standish and Acquisition shall have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date. The Chairman of the Board or Chief Financial Officer of Standish and Acquisition shall have executed and delivered to CareMatrix a certificate, in form and substance satisfactory to CareMatrix and its counsel, to such effect and to the further effect that all of the conditions set forth in this Article IX have been satisfied.

                 9.3 Consents. Standish and Acquisition shall have obtained all requisite approvals and consents of, and made all requisite filings with, all governmental entities and third parties which are necessary to be obtained or made to (i) permit the valid execution, delivery and performance by Standish and Acquisition of this Agreement, including without limitation the Merger, and (ii) prevent any Permit or agreement relating to the Standish Business from terminating prior to its scheduled termination as a result of the consummation of the transactions contemplated hereby. In addition, CareMatrix shall have received or obtained all licenses, permits, consents, approvals and authorizations from any public or governmental agency or any third party necessary as a result of the Merger, and any appeal period with respect to the same shall have expired without an objection thereto having been filed. In addition, the Form S-4 Registration Statement shall have been declared effective under the Securities Act and no stop order shall be effective with respect thereto.

                 9.4 [Omitted.]

                 9.5 HSR Act Requirements. The filing and waiting period requirements under the HSR Act shall have been complied with and shall have expired or terminated.

                 9.6 No Material Adverse Change. No Material Adverse Change with respect to Standish or Acquisition shall have occurred.

                 9.7 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any governmental agency or instrumentality or any holder of 10% or more of the voting securities of Standish shall be pending or, to the knowledge of the parties to this Agreement, threatened (in writing, in the case of threatened action by any security holder), before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the Merger, (ii) which has resulted or could reasonably be expected to result in a Material Adverse Change with respect to Standish or (iii) which has or could reasonably be expected to adversely affect the operation of the Standish Business or has or could reasonably be expected to result in the imposition of liability on Standish or any Standish Subsidiary. No order, decree or judgment of any court or governmental body shall have been issued and remain in effect at the Closing restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Standish or any Standish Subsidiary shall be pending, and neither Standish nor any Standish Subsidiary shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

                  9.8 No Material Adverse Economic Event. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on the New York Stock Exchange or NASDAQ National Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (iv) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

                 9.9 Opinion of Counsel. CareMatrix shall have received the opinion of Robinson & Cole, counsel to Standish and Acquisition, substantially in the form set forth as Exhibit 9.9 hereto.

                 9.10 Accountants. CareMatrix shall have received from Standish's independent public accountants a certificate or letter, dated the Closing Date, to the effect that the Merger will be accounted for as a purchase by CareMatrix of Standish.

                 9.11 Closing Documents. Standish and Acquisition shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement, including without limitation:

                  (a) Resolutions of the Boards of Directors and stockholders of Standish and Acquisition, certified by their respective Secretaries, and other evidence satisfactory to CareMatrix that the requisite consent of the stockholders of Standish has been obtained;

                  (b) Certificates of Good Standing with respect to Standish and each Standish Subsidiary issued by the Secretary of State of its state of incorporation and of any state where it is qualified to do business as a foreign corporation;

                  (c) Copies of the charter documents and By-laws of Standish and each Standish Subsidiary certified by the Secretary of State of its state of incorporation and by its secretary;

                  (d) Resignations of all officers and directors of Standish to the extent provided in Section 1.4 and of each Subsidiary effective as of the Effective Time;

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




                  (e) Estoppel Certificates from the lessors under each of the Standish Occupancy Leases in form and substance satisfactory to CareMatrix; and

                  (f) Non-disturbance agreements executed and delivered by each mortgagee of each Standish Leased Premises listed on Schedule 3.11(d) in form and substance satisfactory to CareMatrix.

                 9.12 Dissenting Standish Stockholders. Holders of shares of Standish Common Stock representing ten percent (10%) or more of the outstanding shares of Standish Common Stock shall not have demanded appraisal for their shares in accordance with Delaware Law.

                 9.13 [omitted.]

                 9.14 [omitted.]

                 9.15 Employment Agreements. Standish shall have entered into amended and restated employment agreements (the "Employment Agreements") with Michael J. Doyle and Kenneth M. Miles substantially in the form attached hereto as Exhibit 9.15.

                9.16 Approval of CareMatrix and Its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the bequest or direction of, Standish or Acquisition hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to CareMatrix and its counsel.

                 9.17 Board Approval. On or before July 10, 1996, the Board of Directors of Standish and each Acquisition Corporation shall have (i) determined that the Merger is fair and in the best interests of their stockholders (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend to the stockholders of such corporation that they approve this Agreement and the Merger.


                                    ARTICLE X
             CONDITIONS TO STANDISH'S AND ACQUISITION'S OBLIGATIONS

         The obligation of Standish to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by Standish in its sole discretion:

                10.1 Representations and Warranties to be True and Correct. The representations and warranties contained in Article IV shall be true, complete and correct in

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




all material respects, on and as of the Closing Date, as if made on and as of such date, and CareMatrix shall have delivered to Standish a certificate, in form and substance satisfactory to Standish and its counsel, to such effect.

                10.2 Performance. CareMatrix shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chairman of the Board or President of CareMatrix shall have delivered a certificate to Standish in form and substance reasonably satisfactory to Standish and its counsel to such effect.

                10.3 Consents. CareMatrix shall have obtained all requisite approvals and consents of, and made all requisite filings with, all governmental entities and third parties which are necessary to be obtained or made to (i) permit the valid execution, delivery and performance by CareMatrix of this Agreement, including without limitation the Merger, and (ii) prevent any Permit or agreement relating to the CareMatrix Business from terminating prior to its scheduled termination as a result of the consummation of the transactions contemplated hereby. In addition, Standish shall have received or obtained all licenses, permits, consents, approvals and authorizations from any public or governmental agency or any third party necessary as a result of the Merger, and any appeal period with respect to the same shall have expired without an objection thereto having been filed. In addition, the Form S-4 Registration Statement shall have been declared effective under the Securities Act and no stop order shall be effective with respect thereto.

                10.4 Stockholder Approval and Conditions Precedent. The Merger shall have been approved by the stockholders of Standish.

                10.5 HSR Act Requirements. The filing and waiting period requirements under the HSR Act shall have been complied with and shall have expired or terminated.

                10.6 No Material Adverse Change. No Material Adverse Change with respect to CareMatrix shall have occurred.

                10.7 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any governmental agency or instrumentality shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the Merger, (ii) which has resulted or could reasonably be expected to result in a Material Adverse Change with respect to CareMatrix or (iii) which has or could reasonably be expected to adversely affect the operation of the CareMatrix Business or the consummation of a material portion of the CareMatrix Portfolio Transfers or has or could reasonably be expected to result in the imposition of liability on CareMatrix. No order, decree or judgment of any court or governmental body shall have been issued and remain in effect at the Closing restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting CareMatrix shall be pending, and CareMatrix shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

                10.8 Opinion of CareMatrix's Counsel. Standish and Acquisition shall have received from Nutter, McClennen & Fish, LLP an opinion dated as of the Closing Date substantially in the form of Exhibit 10.5 hereto.

                10.9 Fairness Opinion. Standish shall have received the written opinion of Stonebridge Associates, LLP addressed to the Board of Directors of Standish dated as of a date reasonably proximate to the date of the Proxy Statement to Standish's stockholders, to the effect that, as of the date of such opinion, the resulting ownership of the outstanding shares of Standish Common Stock to be retained by Standish current stockholders after giving effect to the shares of Standish Common Stock to be issued to the stockholders of CareMatrix is fair, from a financial point of view, to Standish and the stockholders of Standish, and such opinion shall not have been withdrawn. Standish shall have obtained such investment banking firm opinion as may be necessary in connection with the Merger to avoid exclusion of coverage under its directors and officers liability insurance policy.

                10.10 Acquisition Corporations. Each of the Acquisition Corporations shall have executed this Agreement.

                10.11 Closing Documents. CareMatrix shall have delivered all of the resolutions, certificates, documents and instruments required to be delivered by it by this Agreement, including, without limitation:

                  (a) resolutions of the Board of Directors and stockholders of CareMatrix, certified by its secretary, and other evidence satisfactory to Standish that the requisite consent of the stockholders of CareMatrix has been obtained;

                  (b) certificates of good standing with respect to each CareMatrix Corporation issued by the Secretary of State of its state of incorporation and of any state where it is qualified to do business as a foreign corporation;

                  (c) copies of the charter documents and by-laws of each CareMatrix Corporation certified by the Secretary of State of its state of incorporation and by its secretary;


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




                  (d) resignations of directors of CareMatrix to the extent provided in Section 1.4 effective as of the Effective Time; and

                  (e) estoppel certificates from the lessors under each of the CareMatrix Occupancy Leases, other than the lease of which CareMatrix of ARI is a tenant.


                10.13 [Omitted.]

                10.14 Employment Agreements. Standish shall have entered into the Employment Agreements.

               10.15 Approval of Standish, Acquisition and their Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, CareMatrix hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to Standish and its counsel.

                10.16 Board Approval. On or before July 10, 1996, the Board of Directors of each CareMatrix Corporation shall have (i) determined that the Merger is fair and in the best interests of their stockholders (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend to the stockholders of such corporation that they approve this Agreement and the Merger.


                                   ARTICLE XI
                                    SURVIVAL

         No representation, warranty and agreement of the parties set forth in this Agreement or any of the rights and remedies of the other party for any one or more breaches thereof shall survive the Closing. All representations, warranties and agreements of the parties set forth in this Agreement and all of the rights and remedies of the other party for any one or more breaches thereof shall be shall be effective regardless of any investigation that may have been made at any time by or on behalf of any party or its directors, officers, employees or agents.


                                   ARTICLE XII
                                   TERMINATION

                12.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

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




                  (a) By mutual written consent duly authorized by the Board of Directors of Standish and CareMatrix;

                  (b) By Standish or CareMatrix if

          (i) any court or governmental body of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, provided that no termination shall be permitted under this paragraph unless the party seeking such termination shall have used its reasonable best efforts to oppose such issuance or taking;

          (ii) the other party commits any material breach of its representations, warranties or covenants set forth herein and such breach has not been cured within ten (10) days after written notice is given to terminate this Agreement as a result of such breach; or

          (iii) the Board of Directors of the other party fails to approve and recommend adoption of this Agreement on or before July 10, 1996.

                  (c) By CareMatrix or Standish if the conditions set forth in Articles IX or X respectively have not been satisfied or waived by February 15, 1997, or by such later date not more than three (3) months thereafter which Standish and CareMatrix shall mutually select (the "Termination Date");

                  (d) By Standish (i) pursuant to a Permitted Action, as specified in Section 6.9(c), or (ii) at any time following an Alternative Proposal, the Board of Directors of Standish determines, based on the written opinion of Legal Counsel, that such termination is required in order for the Board of Directors of Standish to comply with its fiduciary duties;

                  (e) By CareMatrix, if the Board of Directors of Standish takes any Permitted Action or if a vote of Standish's stockholders results in the rejection of the adoption or authorization of this Agreement by such stockholders; or

                  (f) By CareMatrix if the preliminary Proxy Statement or the Form S-4 Registration Statement shall not have been filed with the Commission within forty-five (45) days after the date hereof.

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




         Upon the occurrence of any of the events specified in this Section 12.1 (other than paragraph (a) hereof), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate and the Merger shall be abandoned.

                12.2 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger pursuant to Section 12.1:

                  (a) This Agreement, except for the provisions of Section 8.5 and Articles XI, XII and XIII, shall forthwith become void and be of no effect, without any liability on the part of any party or its affiliates, directors, officers or stockholders; provided that nothing in this Section 12.2(a) shall relieve any party to this Agreement of liability for breach of this Agreement; and

                  (b) If the conditions set forth in Section 10.1 and 10.2 are satisfied and:

         (i) an Alternative Proposal is commenced, publicly disclosed or communicated to Standish and, as a result of such Alternative Proposal, the Board of Directors of Standish takes any Permitted Action and enters into an agreement for any Alternative Proposal or terminates this Agreement or this Agreement is terminated by CareMatrix following Standish's taking a Permitted Action; or

         (ii) an Alternative Proposal is publicly commenced, proposed or disclosed and this Agreement is terminated following the failure of Standish's stockholders to approve this Agreement at the stockholders meeting, and within twelve (12) months following such termination, an Alternative Proposal is consummated involving consideration (or implicit valuation) for the Standish Common Stock on a fully diluted basis having a present value greater than the value ascribed to the Standish Common Stock in the Merger (a "Higher Transaction"), then Standish shall pay to CareMatrix within ten (10) business days following such occurrence a fee (the "Topping Fee"), in cash of Two Million Dollars ($2,000,000.00) less any amount paid pursuant to
         Section 12.2(c) as full and complete liquidated damages, it being specifically understood and agreed that in the event of such a termination the damages suffered by CareMatrix will be difficult to ascertain. In no event shall Standish be obligated to pay more than one
         (1) Topping Fee with respect to all Higher Transactions.

         (c) In the event that this Agreement is terminated pursuant to Sections 12.1(b)(ii) or (iii) or 12.1(d) or as a result of a failure of any condition set forth in Article IX (other than Sections 9.5, 9.7, 9.8 and 9.10) and the conditions set forth in Sections 10.1 and 10.2

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




are satisfied, Standish shall thereupon become obligated to pay to CareMatrix Five Hundred Thousand Dollars ($500,000.00) (the "Standish Break Up Fee").

         (d) In the event that this Agreement is terminated pursuant to Section 12.1(b)(ii) or (iii) or as a result of a failure of any condition set forth in
Article X (other than Sections 10.5, 10.7 or 10.9) and the conditions set forth in Sections 9.1, and 9.2 are satisfied, CareMatrix shall thereupon become obligated to pay to Standish Five Hundred Thousand Dollars ($500,000.00) (the "CareMatrix Break Up Fee").

         (e) In the event that Standish is obligated to pay the Standish Break Up Fee to CareMatrix pursuant to Section 12.2(c) and CareMatrix is obligated to pay the CareMatrix Break Up Fee to Standish pursuant to Section 12.2(d), then neither party shall be obligated to pay to the other party either the Standish Break Up Fee or the CareMatrix Break Up Fee.

                                  ARTICLE XIII
                                  MISCELLANEOUS

                13.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission with a confirmatory copy by regular mail, (iii) sent by recognized overnight courier or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to CareMatrix:

         CareMatrix Corporation
         197 First Avenue
         Needham, MA 02194
         Attn: Andrew D. Gosman, President
         Facsimile telephone number: 617-433-1191

         with a copy to
         James M. Clary, III, Esq.
         at such address

         with an additional copy to:

         Michael J. Bohnen, Esq.
         Nutter, McClennen & Fish, LLP
         One International Place
         Boston, MA 02110-2699

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




         Facsimile telephone number: 617-973-9748

         If to Standish or Acquisition:

         The Standish Care Company
         6 New England Executive Park
         Burlington, MA 01803
         Attn:  Michael J. Doyle, Chairman
         Facsimile telephone number: 617-270-4501

         With a copy to:

         David A. Garbus, Esq.
         Robinson & Cole
         One Boston Place
         Boston, MA 022108-4404
         Facsimile telephone number:  617-557-5999

All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

                13.2 Entire Agreement. This Agreement together with the Exhibits and Schedules hereto and the other documents executed and to be executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                13.3 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

                13.4 Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of

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




the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

                13.5 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties.

                13.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

                13.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the substantive internal laws of the State of Delaware, without giving effect to conflict of law principles and rules thereof that would lead to the application of the substantive laws of another jurisdiction.

                13.8 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or the State of Delaware, or of the United States of America for the District of Massachusetts or the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 13.1 hereof and irrevocably waives any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 13.8 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

                13.9 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

                13.10 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

                13.11 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

                13.12 Choice of Remedies and Enforcement. The parties shall be entitled to pursue any and all remedies available to them, in law or in equity, in the event of a breach of this Agreement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

                13.13 Expenses. Except as set forth in Section 12.2 hereof, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

                13.14 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each Acquisition Corporation, Standish and each CareMatrix Corporation have executed this Agreement as of the day and year first above written.

                                               THE STANDISH CARE COMPANY

                                               By: /s/ Michael J. Doyle
                                                   ____________________________
                                               Title: Chairman of the Board
ATTEST:

By: /s/ Kenneth M. Miles
    ____________________________

STANDISH ACQUISITION 1, INC.                   STANDISH ACQUISITION 2, INC.
STANDISH ACQUISITION 3, INC.                   STANDISH ACQUISITION 4, INC.
STANDISH ACQUISITION 5, INC.                   STANDISH ACQUISITION 6, INC.
STANDISH ACQUISITION 7, INC.                   STANDISH ACQUISITION 8, INC.
STANDISH ACQUISITION 9, INC.                   STANDISH ACQUISITION 10, INC.
STANDISH ACQUISITION 11, INC.                  STANDISH ACQUISITION 12, INC.


                        By: ____________________________
                            Title: Chairman of the Board
ATTEST:


____________________________
Title:

CAREMATRIX OF MASSACHUSETTS, INC.           CAREMATRIX OF AMBER LIGHTS, INC.
CAREMATRIX OF AMETHYST ARBOR, INC.          CAREMATRIX OF EMERALD SPRINGS, INC.
CAREMATRIX OF CYPRESS STATION, INC.         CCC OF MARYLAND, INC.
CAREMATRIX OF CRAGGANMORE, INC.             CAREPLEX OF HOMESTEAD, INC.
CAREMATRIX OF DARIEN, INC.                  CAREPLEX OF MIAMI SHORES, INC.
CAREMATRIX OF ARI, INC.                     A.M.A. NEW JERSEY DEVELOPMENT, INC.


                        By: /s/ Andrew D. Gosman
                            ____________________________
                            Title: President
ATTEST:

/s/ J.M. Clary, Jr.
____________________________
Title: General Council/EVP

SCHEDULE I                           SCHEDULE II

STANDISH ACQUISITION 1, INC.         CAREMATRIX OF MASSACHUSETTS, INC.
STANDISH ACQUISITION 2, INC.         CAREMATRIX OF AMBER LIGHTS, INC.
STANDISH ACQUISITION 3, INC.         CAREMATRIX OF AMETHYST ARBOR, INC.
STANDISH ACQUISITION 4, INC.         CAREMATRIX OF EMERALD SPRINGS, INC.
STANDISH ACQUISITION 5, INC.         CAREMATRIX OF CYPRESS STATION, INC.
STANDISH ACQUISITION 6, INC.         CCC OF MARYLAND, INC.
STANDISH ACQUISITION 7, INC.         CAREMATRIX OF CRAGGANMORE, INC.
STANDISH ACQUISITION 8, INC.         CAREPLEX OF HOMESTEAD, INC.
STANDISH ACQUISITION 9, INC.         CAREMATRIX OF DARIEN, INC.
STANDISH ACQUISITION 10, INC.        CAREPLEX OF MIAMI SHORES, INC.
STANDISH ACQUISITION 11, INC.        CAREMATRIX OF ARI, INC.
STANDISH ACQUISITION 12, INC.        A.M.A. NEW JERSEY DEVELOPMENT, INC.



SCHEDULE III

      Each of the Schedule I corporations listed above will be merged into the
Schedule II corporation listed above opposite its name.

                                  Exhibit 1.1

                                       TO
                               AGREEMENT AND PLAN
                                       OF
                                     MERGER

  The following form relates to the merger of two Delaware corporations. To the extent that corporations of different states will merge pursuant to this Agreement, such certificate of merger and/or other documents or instruments shall be prepared and filed with the applicable secretaries of state and/or other state agencies as necessary in accordance with the laws of such states in order to effectuate the merger of said entities.

                             CERTIFICATE OF MERGER
                                       OF
                         STANDISH ACQUISITION __, INC.
                                      INTO
                        CAREMATRIX OF ____________, INC.

  The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

  1. That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

  Name of Corporation                        State of Incorporation
  CareMatrix of __________, Inc.             Delaware
  Standish Acquisition __________, Inc.      Delaware

  2. That an Agreement and Plan of Merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

  3. That the surviving corporation in the merger is CareMatrix of ___________, Inc.

  4. That the Certificate of Incorporation of the surviving corporation shall be the certificate of incorporation of CareMatrix of __________, Inc.

  5. That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 197 First Avenue, Needham, MA 02194.

  6. That a copy of the Merger Agreement will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.


                                        CAREMATRIX OF __________, Inc.


Dated: _______________________          By: _______________________________
                                            Andrew D. Gosman, President

                                 Exhibit 1.5(a)

                                       TO
                               AGREEMENT AND PLAN
                                       OF
                                     MERGER


                  Company                           Percentage
                                                    Allocation
     CareMatrix of Massachusetts, Inc.                8.333%
     CareMatrix of Amethyst Arbor, Inc.               8.333%
     CareMatrix of Cypress Station,                   8.333%
     Inc.
     CareMatrix of Cragganmore, Inc.                  8.333%
     CareMatrix of Darien, Inc.                       8.333%
     CareMatrix of ARI, Inc.                          8.333%
     CareMatrix of Amber Lights, Inc.                 8.333%
     CareMatrix of Emerald Springs,                   8.333%
     Inc.
     CarePlex of Homestead, Inc.                      8.333%
     CarePlex of Miami Shores, Inc.                   8.333%
     CCC of Maryland, Inc.                            8.333%
     A.M.A. New Jersey Development,                   8.333%
     Inc.


      Shares of Standish Common Stock shall be issued to the holders of the common stock of each of the above corporations in proportion to their respective percentages of ownership of the total outstanding shares of common stock of such corporation.

                                Schedule 1.5(d)
                                       TO
                               AGREEMENT AND PLAN
                                       OF
                                     MERGER


                               Abraham D. Gosman
                                Andrew D. Gosman
                               Michael M. Gosman
                               Johathan R. Banton
                              James M. Clary, III
                               Timothy J. Coburn
                               Edward E. Goldman
                                 Joel A. Kanter
                             Frederick R. Leathers
                                 Kevin J. Maley
                                Richard S. Mann
                                Robert A. Miller
                                Elizabeth Murphy
                               William A. Sanger
                                Craig J. Wilkos
                                Michael Zaccaro